Exhibit 10.50

NYSE GROUP, INC

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

As Amended and Restated Effective

December 31, 2008

	1.27	“Minimum Benefit”	A-6

	1.28	“NYSE”	A-6

	1.29	“NYSE Controlled Group”	A-6

	1.30	“NYSE Participant”	A-6

	1.31	“Offset Amount”	A-6

	1.32	“Optional Distribution Form”	A-7

	1.33	“Optional Distribution Time”	A-8

	1.34	“Participant”	A-8

	1.35	“Plan”	A-8

	1.36	“Plan Year”	A-8

	1.37	“Qualifying Entity”	A-8

	1.38	“Qualifying Entity Plan”	A-8

	1.39	“Restatement Date”	A-8

	1.40	“Retirement Date”	A-8

	1.41	“Retirement Plan”	A-9

	1.42	“Senior Officer”	A-9

	1.43	“Social Security Benefit”	A-9

	1.44	“Specified Employee”	A-9

	1.45	“Spouse”	A-10

	1.46	“Standard Form”	A-10

	1.47	“Subsidiary”	A-10

	1.48	“Supplemental Benefit”	A-10

	1.49	“Termination of Employment”	A-10

	1.50	“2008 VRIP”	A-10

	1.51	Construction	A-10

ARTICLE	2	SERVICE	A-10

	2.1	Definition of Service	A-10

	2.2	Limited Period Break in Service.	A-11

	2.3	Service Not Credited During Certain Periods.	A-12

	2.4	Service Outside of the United States.	A-12

	2.5	Service prior to June 1, 1999.	A-12

	2.6	Service after March 31, 2006.	A-12

ARTICLE	3	ELIGIBILITY FOR PARTICIPATION	A-12

ARTICLE	4	VESTING	A-12

	4.1	Vesting Requirements.	A-12

	4.2	Discretionary Vesting.	A-13

	4.3	Other Forfeiture.	A-13

ARTICLE	5	SUPPLEMENTAL BENEFITS	A-13

	5.1	General.	A-13

	5.2	Freeze of Benefit Accruals for All NYSE Participants.	A-13

	5.3	Supplemental Benefit at or after Normal Retirement Date.	A-14

	5.4	Supplemental Benefit at Early Retirement Date.	A-14

	5.5	2008 VRIP.	A-14

ARTICLE	6	PAYMENT	A-14

	6.1	Basic Form of Benefit.	A-14

ARTICLE	7	DEATH OF NYSE PARTICIPANT	A-15

	7.1	Death Prior to Termination of Employment.	A-15

	7.2	Death After Termination of Employment.	A-17

	7.3	Payment of Supplemental Benefits Following NYSE Participant’s Death.	A-17

	7.4	Form of Death Benefit.	A-17

	7.5	Beneficiary’s Death.	A-17

	7.6	Death After Retirement Date.	A-18

ARTICLE	8	LIFE INSURANCE	A-18

ARTICLE	9	DETERMINATION OF SOCIAL SECURITY BENEFIT	A-18

ARTICLE	10	NATURE OF OBLIGATIONS OF NYSE	A-19

	10.1	No Funding of Plan.	A-19

	10.2	Cost of Plan.	A-19

	10.3	Participants are Unsecured Creditors.	A-19

ARTICLE	11	NON-ASSIGNMENT OF INTEREST	A-19

ARTICLE	12	NOT AN EMPLOYMENT CONTRACT	A-19

ARTICLE	13	WITHHOLDING	A-20

	13.1	Withholding.	A-20

ARTICLE	14	ADMINISTRATION OF THE PLAN	A-20

	14.1	Authority of Administrator.	A-20

	14.2	Plan Expenses.	A-21

	14.3	Actions in Writing.	A-21

	14.4	Calculation of Benefits.	A-21

ARTICLE	15	CLAIMS PROCEDURES	A-21

	15.1	Claims Procedures.	A-21

ARTICLE	16	AMENDMENT AND TERMINATION	A-22

ARTICLE	17	JURISDICTION	A-22

ARTICLE	18	PAYMENT NOT SALARY	A-23

ARTICLE	19	SEVERABILITY	A-23

ARTICLE	20	NON-EXCLUSIVITY	A-23

ARTICLE	21	NON-EMPLOYMENT	A-23

ARTICLE	22	GENDER AND NUMBER	A-23

ARTICLE	23	HEADINGS AND CAPTIONS	A-23

ARTICLE	24	ENTIRE AGREEMENT	A-24

ARTICLE	25	SALE OF ASSETS OF NYSE REGULATION, INC. – SPECIAL DISTRIBUTION ELECTIONS AND VESTING.	A-24

	25.1	Special Elections Permitted.	A-24

	25.2	Requirements for Effective Election.	A-24

	25.3	Changes to Elections.	A-24

	25.4	Vesting.	A-24

	25.5	Defined Terms.	A-24

ARTICLE	26	COMPLIANCE	A-25

ARTICLE	27	EFFECT OF DOMESTIC RELATIONS ORDERS	A-25

EXHIBIT A TO PART A OF THE PLAN			A-26

APPENDIX A TO PART A OF THE PLAN HISTORIC BENEFIT			A-27

PART B PROVISIONS APPLICABLE TO SIAC PARTICIPANTS			B-1

ARTICLE	1	DEFINITIONS	B-1

	1.1	“Affiliate Plan”	B-1

	1.2	“Affiliated Organizations”	B-1

	1.3	“Basic Plan”	B-1

	1.4	“Beneficiary”	B-1

	1.5	“Compensation”	B-2

	1.6	“Deemed Date of Hire”	B-2

	1.7	“Determination Period”	B-2

	1.8	“Employer”	B-2

	1.9	“Final Average Annual Compensation”	B-2

	1.10	“Grandfathered SIAC Participant”	B-2

	1.11	“Historic Benefit”	B-2

	1.12	“Historic SIAC Participant”	B-2

	1.13	“Incentive Award”	B-3

	1.14	“Non-Vested Death Benefit”	B-3

	1.15	“NYSE”	B-3

	1.16	“NYSE Controlled Group”	B-3

	1.17	“Officer”	B-3

	1.18	“Prior SIAC SERP”	B-3

	1.19	“SIAC”	B-3

	1.20	“SIAC Participant”	B-3

	1.21	“SIAC SERP”	B-3

	1.22	“Total Disability or Totally Disabled”	B-3

	1.23	“Vested Death Benefit”	B-3

	1.24	“Year of SERP Participation”	B-3

	1.25	“Year of Service”	B-3

ARTICLE	2	ELIGIBILITY	B-4

ARTICLE	3	RETIREMENT INCOME	B-4

	3.1	Normal or Deferred Retirement Benefit.	B-4

	3.2	Payment of Benefits.	B-5

ARTICLE	4	EARLY RETIREMENT INCOME	B-5

	4.1	Entitlement to Early Retirement Benefit.	B-5

	4.2	Amount of Early Retirement Benefit.	B-5

ARTICLE	5	ACCRUAL OF BENEFITS DURING DISABILITY	B-7

	5.1	Service.	B-7

	5.2	Compensation.	B-7

ARTICLE	6	DEATH BENEFITS	B-7

	6.1	Non-Vested Death Benefit.	B-7

	6.2	Vested Death Benefit.	B-8

	6.3	Death After Termination But Prior to Commencement of Benefits.	B-9

	6.4	Death After Commencement of Benefits.	B-9

	6.5	Change in Beneficiary Designation.	B-9

	6.6	Absence of a Designated Beneficiary.	B-9

ARTICLE	7	VESTING OF BENEFITS	B-9

	7.1	Conditions for Vesting.	B-9

	7.2	Payment of Vested Benefit.	B-9

	7.3	Non-vested Termination of Employment.	B-10

	7.4	Determination of Vested Benefit.	B-10

	7.5	Reemployment.	B-10

ARTICLE	8	BENEFIT COMMENCEMENT AND FORM OF PAYMENT	B-10

	8.1	Commencement Date.	B-10

	8.2	Form of Payment.	B-11

	8.3	Election by Grandfathered SIAC Participants.	B-11

APPENDIX TO PART B HISTORIC BENEFIT			B-12

PART C PROVISIONS APPLICABLE TO AMEX PARTICIPANTS			C-1

ARTICLE	1	DEFINITIONS	C-1

	1.1	“Accrued Benefit.”	C-1

	1.2	“Actuarial Equivalent.”	C-1

	1.3	“Amex Participant.”	C-1

	1.4	“Amex Prior Plans.”	C-1

	1.5	“Amex SERP.”	C-1

	1.6	“Cause.”	C-1

	1.7	“Change in Control of the Company.”	C-2

	1.8	“Company.”	C-2

	1.9	“Credited Service.”	C-2

	1.10	“Final Average Compensation.”	C-2

	1.11	“Offset Amount.”	C-2

	1.12	“Retirement Plan.”	C-3

	1.13	“Service.”	C-3

	1.14	“Social Security Benefit.”	C-3

ARTICLE	2	ELIGIBILITY	C-3

ARTICLE	3	AMOUNT OF ACCRUED BENEFIT	C-3

	3.1	Calculation of Accrued Benefit.	C-3

	3.2	No Interest Created.	C-4

	3.3	Prior Plans.	C-4

	3.4	Form of Payment.	C-5

	3.5	Commencement of Benefits.	C-5

	3.6	Vesting.	C-5

ARTICLE	4	PRE-RETIREMENT DEATH BENEFIT	C-5

ARTICLE	5	COVENANTS OF AMEX PARTICIPANT	C-6

ARTICLE	6	LOSS OF BENEFITS	C-6

INTRODUCTION

This document sets forth the NYSE Group, Inc. Supplemental Executive Retirement Plan (the “Plan”), as amended and restated effective as of December 31, 2008 (the “Restatement Date”), and includes amendments to the Plan adopted through December 10, 2008. Certain provisions of the Plan are effective earlier or later than the Restatement Date, as provided in the Plan.

Purpose of the Plan. The Plan is intended to provide supplemental retirement benefits to a select group of management and highly compensated employees of the NYSE Group, Inc. The benefits are intended to supplement the benefits payable under the Retirement Plan, as defined herein.

History of the Plan. The Plan was initially named the New York Stock Exchange, Inc. Supplemental Executive Retirement Plan. The Plan was effective as of January 1, 1984. The Securities Industry Automation Corporation Supplemental Executive Retirement Plan (the “SIAC SERP”), which was originally adopted as of December 19, 1985, was merged into the Plan effective as of the Restatement Date. The American Stock Exchange LLC Supplemental Executive Retirement Plan (“Amex SERP”), which was originally effective as of January 1, 2005, was merged into the Plan, along with, for administrative purposes, certain prior plans (the “Amex Prior Plans”) described therein, effective as of January 1, 2009. Each of the SIAC SERP and the Amex SERP was previously amended to comply with Section 409A of the Code. The Plan is renamed and amended to make NYSE Group, Inc. the Plan sponsor, effective as of December 10, 2008.

Parts A, B and C of the Plan. This Plan consists of three parts. Part A applies with respect to eligible employees who accrued benefits under the Plan prior to March 31, 2006. Part B applies with respect to eligible employees who accrued benefits under the SIAC SERP prior to March 31, 2006. Part C applies with respect to eligible employees who accrued benefits under the Amex SERP prior to December 31, 2008.

In addition, the administrative sections of Part A, namely Articles 8 through 27, and certain defined terms in Article 1 of Part A, apply to entire Plan, including Parts B and C.

Amex Prior Plans. The Plan documents of the AMEX Prior Plans reflect the benefits payable under those plans, and such Amex Prior Plans are attached to the end of this Plan document. However, the AMEX Prior Plans are expressly made subject to the administrative provisions of Section 14.1 and Article 15 of the Plan.

Participants to whom the Restated Plan is Applicable. The benefits of any Participant in the Plan prior to January 1, 2007 who incurred a Termination of Employment, as defined herein, prior to January 1, 2007 shall be governed under the terms of the Plan in existence at the time of the Participant’s Termination of Employment, except as otherwise specifically provided in the Plan. The benefits of any Participant in the SIAC SERP who incurred a Termination of Employment prior the Restatement Date, shall be governed under the terms of the SIAC SERP in existence at the time of the Participant’s Termination of Employment, except as otherwise specifically provided in the Plan. The benefits of any Participant in the Amex SERP who incurred a Termination of Employment prior to January 1, 2009 shall be governed under the terms of the Amex SERP in existence at the time of the Participant’s Termination of Employment, except as otherwise specifically provided in the Plan.

Notwithstanding the foregoing, the form and timing of distribution of any benefits under the Plan for the following participants shall be determined under the provisions of the Plan: (i) benefits which commence on or after January 1, 2007 with respect to any person who was a participant in the Plan on or prior to March 31, 2006, (ii) benefits which commence on or after the Restatement Date with respect to any person who was a participant in the SIAC SERP prior to the Restatement Date and (iii) benefits which commence on or after the January 1, 2009 with respect to any person who was a participant in the Amex SERP prior to January 1, 2009.

Conformance with Code Section 409A. The Plan is intended to conform to the requirements of Section 409A of the Code, as defined herein, and any regulations promulgated thereunder to the extent applicable and shall be construed in a manner consistent with the requirements of such section of the Code, except with respect to the Amex Prior Plans. The amendments contained in the Plan to comply with Section 409A are effective January 1, 2007 with respect to Part A of the Plan and are effective January 1, 2008 with respect to the SIAC SERP and the AMEX SERP and Parts B and C of the Plan, except as provided herein. The AMEX Prior Plans are grandfathered from Section 409A.

Effect of Letter Agreements. Notwithstanding the provisions of the Plan, Part B of the Plan shall be superceded by the terms of a letter agreement entered into with a SIAC Participant to the extent of any conflict between Part B of the Plan and such letter agreement.

PART A

PROVISIONS APPLICABLE TO NYSE PARTICIPANTS AND

GENERAL PROVISIONS

The following provisions of Part A of the Plan apply to NYSE Participants, as defined in Part A, and certain provisions where indicated apply to all Participants. All section references in Part A of the Plan are to the relevant sections of Part A unless otherwise indicated.

ARTICLE 1

DEFINITIONS

For purposes of this Plan, the following definitions apply:

1.1 “Actuarial Equivalent” means an amount equal in value on an actuarial basis, as determined by an actuary selected by the Committee, determined using the mortality table prescribed by the Secretary of the Treasury pursuant to Section 417(e)(3) of the Code at the beginning of the Plan Year in which the NYSE Participant’s Retirement Date occurs and the applicable interest rate used by the NYSE to calculate pension expense with respect to the Plan in accordance with Statement of Financial Accounting Standards No. 87 at the beginning of the Plan Year in which the NYSE Participant’s Retirement Date occurs. For NYSE Participants and SIAC Participants (as defined in Part B of the Plan) who have a Termination of Employment on or after September 1, 2008, “Termination of Employment” shall be substituted for “Retirement Date” in the immediately preceding sentence.

1.2 “Administrator” means the person or persons so designated and acting under Article 14 of the Plan.

1.3 “Age Fifty-Five” means the first day of the calendar month nearest a NYSE Participant’s fifty-fifth (55th) birthday, provided that if such birthday shall occur on a day equidistant from the first day of two months, then Age Fifty-Five shall be deemed to be the first day of the month during which such birthday occurs.

1.4 “AMEX” means American Stock Exchange, Inc. or its successor entities.

1.5 “AMEX Plan” means any defined benefit pension plan which is qualified under Code Section 401(a), or any other defined benefit pension plan, funded or unfunded, which is or has been maintained by American Stock Exchange, Inc. or its successors, excluding any individual deferred compensation arrangements and funded or unfunded defined contribution plans.

1.6 “Base Benefit” means an amount equal to the NYSE Participant’s Final Average Compensation multiplied by a percentage that is equal to the sum of:

(a) two and one-half percent (2  1/2%) for each of the first ten (10) years of the NYSE Participant’s Service, plus

(b) two percent (2%) for each of the next ten (10) years of the NYSE Participant’s Service, plus

(c) one and one-half percent (1  1/2%) for each of the next ten (10) years of the NYSE Participant’s Service, plus

(d) one percent (1%) for each year of Service thereafter.

1.7 “Base Salary” means the annual base salary of a NYSE Participant earned from the NYSE including, without limitation, (i) any amounts reduced pursuant to the NYSE Participant’s salary reduction agreement under Sections 125 or 401(k) of the Code (if any), (ii) any amounts that the NYSE Participant elects to defer under any nonqualified deferred compensation plan or arrangement maintained by the NYSE, and (iii) any portion of the NYSE Participant’s base salary that the NYSE Participant elects to reduce pursuant to any other salary reduction arrangement by the NYSE, including, without limitation, an arrangement under Section 132(f) of the Code. Salary shall not include any other compensation, including, without limitation, commissions, Bonus, overtime pay, severance pay, any payment under the Incentive Compensation Plan or any other incentive plan, benefits paid under any qualified plan, any group medical, dental or other welfare benefit plan, noncash compensation, fringe benefits (cash and non-cash), reimbursements or other expense allowances, moving expenses or any other additional compensation, including without limitation, lump sum payments in lieu of accrued but unused vacation.

1.8 “Beneficiary” means the individual designated by the Participant, in a manner acceptable to the Committee, to receive benefits payable under this Plan in the event of the Participant’s death. If no Beneficiary is designated, the Participant’s Beneficiary shall be his Spouse, or if the Participant is not married, the Participant’s estate. A Participant’s Beneficiary election (or any election to revoke or change a prior election) must be made and filed with the Committee, in writing, on such form(s) prescribed by the Committee.

1.9 “Board” means the Board of Directors of the NYSE.

1.10 “Bonus” means payments made (or would have been paid if not for an election made pursuant to an employee benefit plan maintained by the NYSE to defer all or a portion of such amount) under an annual bonus plan or arrangement maintained by the NYSE. Payments made (or which would have been paid if not for an election made pursuant to an employee benefit plan maintained by the NYSE to defer all or a portion of such amount) under an annual bonus plan maintained by the NYSE shall be deemed attributable to the year, and the respective months in such year with respect to which such payments were earned, regardless of the times of making such payments. No payment in the nature of a bonus or award or premium for overtime or additional work or otherwise paid to a NYSE Participant under any bonus or other plan or program existing prior to the inception of, or in any way apart from an annual bonus plan maintained by the NYSE shall in any way be deemed to be a payment either under an annual bonus plan maintained by the NYSE or included in any computation or determination of Final Average Compensation or of meeting the Eligible Salary Level.

1.11 “Chief Officer” means the Chairman of the NYSE and:

(a) the Chief Regulatory Officer with respect to the Employees who, directly or indirectly, report to him,

(b) the Chief Executive Officer with respect to the Employees who, directly or indirectly, report to him, and

(c) the Chief Executive Officer and Chief Regulatory Officer with respect to those Employees who, directly or indirectly, report to both the Chief Executive Officer and Chief Regulatory Officer.

1.12 “Code” means the Internal Revenue Code of 1986, as amended. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

1.13 “Committee” means the Committee of at least two (2) individuals appointed by the Board for purposes of administering the Plan, or any successor committee. If a Participant serves on the Committee, such Participant shall not be authorized to make any determinations or decisions with respect to his participation hereunder or with respect to payment of a Supplemental Benefit to such Participant hereunder.

1.14 “Compensation” means for any year:

(a) with respect to a NYSE Participant who at the earlier of March 31, 2006 or his Termination of Employment had never been a Senior Officer, the Participant’s Base Salary in such Plan Year; and

(b) with respect to a NYSE Participant who is not a Senior Officer on the earlier of March 31, 2006 or his Termination of Employment, but had previously been a Senior Officer, Base Salary plus two-thirds ( 2/3) of the NYSE Participant’s Bonus for such Plan Year or the respective months, in any period on or after January 1, 1986; provided, that, with respect to a Participant who was a Senior Officer but was demoted, subsequent Bonuses earned after such demotion shall not count as Bonuses for purposes of the Plan; and provided, further, that in no event shall the amount in this subsection (b) exceed the NYSE Participant’s Base Salary in such Plan Year; and

(c) with respect to a NYSE Participant who was a Senior Officer on the earlier of March 31, 2006 or his Termination of Employment, the sum of:

(i)	the NYSE Participant’s Base Salary in such Plan Year; and

(ii)

two-thirds ( 2/3) of the NYSE Participant’s Bonus for such Plan Year or the respective months, in any period on or after January 1, 1986; provided that in no event shall the amount in this subsection (c)(ii) exceed the NYSE Participant’s Base Salary in such Plan Year.

Notwithstanding anything herein to the contrary, in no event shall Base Salary or Bonus paid after March 31, 2006 be taken into account for purposes of the Plan.

1.15 “Disability” means an incapacity for which the Participant is (1) receiving, for at least three months, disability benefits under the NYSE’s Long Term Disability Plan by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, (2) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, and would be eligible to receive benefits under NYSE’s Long Term Disability Plan if he participated in such plan or (3) for which the Participant is receiving Social Security disability benefits.

1.16 “Early Retirement Base” means an amount equal to one-twelfth ( 1/12) of the NYSE Participant’s Base Benefit reduced by a percentage equal to the product of four percent (4%) multiplied by the number of years and fractional portion of a year elapsing between the date of the NYSE Participant’s Early Retirement Date and the date of the NYSE Participant’s sixtieth (60) birthday. There shall be no reduction if a NYSE Participant’s Retirement Date occurs on or after his sixtieth (60th) birthday.

1.17 “Early Retirement Offset” means an amount equal to the sum of:

(a) the sum of the amounts of the NYSE Participant’s monthly retirement benefit with respect to Service available upon the NYSE Participant’s Early Retirement Date in the form of a single life annuity under the Retirement Plan (but not including the NYSE Participant’s Supplemental Retirement Income, as defined under the Retirement Plan, and before adjustment for any pre-retirement joint and survivor coverage, under the Retirement Plan), a Qualifying Entity Plan (with regard to Service prior to March 31, 2006 with the Qualifying Entity recognized under the Qualifying Entity Plan which is also recognized hereunder), or an AMEX Plan (with regard to Service with American Stock Exchange, Inc. prior to March 31, 2006 recognized under an AMEX Plan to the extent also recognized hereunder); plus

(b) With respect to a NYSE Participant whose Retirement Date is on or after his attainment of age sixty-two (62), the NYSE Participant’s Social Security Benefit amount and with respect to a NYSE Participant whose Retirement Date occurs prior to his attainment of age sixty-two (62), the NYSE Participant’s Social Security Benefit amount, but only with respect to the period after the NYSE Participant attains age sixty-two (62).

The benefit in subparagraph (a) is calculated assuming the NYSE Participant’s benefit under the Retirement Plan commences at the later of Age Fifty-Five or the NYSE Participant’s Termination of Employment and is not dependent on when the NYSE Participant elects to receive benefits under the Retirement Plan.

1.18 “Eligible Employee” means any Employee other than an Employee whose (i) primary place of employment with the NYSE is outside of the United States and (ii) primary residence was outside of the United States upon the commencement of his employment with the Employer, unless such Employee is designated in writing as a NYSE Participant in this Plan by the Chairman of the NYSE. Notwithstanding any other provision of the Plan to the contrary, no person who has waived participation in the Plan under any individual compensation, retirement or other agreement shall be an Eligible Employee under the Plan. An individual classified by the NYSE at the time services are provided as either an independent contractor or an individual who is not classified as an Employee due to the NYSE treating any services provided by him as being provided by another entity which is providing such individual’s services to the NYSE shall not be eligible to participate in this Plan during the period the individual is so initially classified even if such individual is later retroactively reclassified as an employee during all or any part of such period pursuant to applicable law or otherwise.

1.19 “Eligible Salary Level” means an amount, increased each Plan Year by the average salary increase percentage, if any, used in a budget, approved by the Board, for executive, managerial and professional employees of the NYSE. The Eligible Salary Levels for the 2004, 2005 and 2006 Plan Years are: One Hundred Seventy One Thousand Three Hundred Fifty-One Dollars ($171,351) for 2004, One Hundred Seventy Eight Thousand Two Hundred and Five ($178,205) for 2005 and One Hundred Eighty Four Thousand Four Hundred Forty-Two ($184,442) for 2006. A NYSE Participant shall be deemed to have attained the Eligible Salary Level in any month in which his monthly Base Salary rate equals or exceeds one-twelfth ( 1/12) of the Eligible Salary Level for the applicable Plan Year.

1.20 “Employee” means any person employed by the Employer.

1.21 “Employer” means the NYSE and any adopting Subsidiary.

1.22 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

1.23 “Final Average Compensation” means the annual average amount of a NYSE Participant’s Compensation as an Employee during the highest consecutive sixty (60) (ignoring, for this purpose, any breaks in continuous paid employment with the NYSE) calendar months of employment with the NYSE prior to his Termination of Employment which yields the highest average. Such average is the result obtained by dividing the total Compensation of a NYSE Participant during the considered sixty (60) month period by five (5). Compensation received from a Qualifying Entity shall not be considered and any period of employment with a Qualifying Entity shall be ignored when calculating Final Average Compensation. Notwithstanding the foregoing, for purposes of determining a NYSE Participant’s Final Average Compensation, in the case of a NYSE Participant who was not an Employee for at least sixty (60) calendar months, Final Average Compensation shall mean the annual average of the NYSE Participant’s Compensation as an Employee during the consecutive (ignoring, for this purpose, any breaks in continuous paid employment with the NYSE) calendar months of employment with the NYSE determined by dividing the total Compensation of a NYSE Participant during such period of employment with the NYSE by the number of years, including fractional parts thereof (but only full months shall be considered), for which such Compensation was paid. Final Average Compensation cannot increase after March 31, 2006.

1.24 “Grandfathered NYSE Participant” means a NYSE Participant who:

(a) had attained Age Fifty-Five by January 1, 2005;

(b) was a participant in the Plan on January 1, 2005; and

(c) was an Employee on or after January 1, 2005.

1.25 “Historic NYSE Participant” means a Historic NYSE Participant as defined in Appendix A to this Part A of the Plan, including, effective June 1, 2008, a NYSE Participant who qualifies as a Historic NYSE Participant by reason of his participation in the 2008 VRIP.

1.26 “Incentive Compensation Plan” means the incentive plan adopted by the NYSE effective as of January 1, 1984, as amended.

1.27 “Minimum Benefit” means a minimum Supplemental Benefit equal to:

(a) the hypothetical vested monthly accrued benefit (based on the provisions of the Retirement Plan) that would be paid in a single life annuity to the NYSE Participant (or in the case of the NYSE Participant’s death before benefits commence, the NYSE Participant’s surviving Spouse) under the Retirement Plan on the NYSE Participant’s actual Retirement Date (or death, if applicable) had he elected a distribution of his benefits under the Retirement Plan on such Retirement Date (or death, if applicable) and if the limitations of Code Sections 401(a)(17) and 415 (as applied under the Retirement Plan) did not apply, less

(b) the monthly benefit the NYSE Participant (or the NYSE Participant’s surviving Spouse, if applicable) would receive under the Retirement Plan in the form of a single life annuity if commenced on the NYSE Participant’s actual Retirement Date (or death, if applicable).

The benefit in subparagraph (b) is calculated assuming the NYSE Participant’s benefit under the Retirement Plan commences at the later of Age Fifty-Five or the NYSE Participant’s Termination of Employment and is not dependent on when the NYSE Participant elects to receive benefits under the Retirement Plan.

1.28 “NYSE” means the New York Stock Exchange, Inc. and any successor by merger, consolidation, purchase or otherwise. Effective March 6, 2006, NYSE means the New York Stock Exchange LLC and any successor by merger, consolidation, purchase or otherwise. With respect to periods on and after the Restatement Date, NYSE means NYSE Group, Inc.

1.29 “NYSE Controlled Group” shall mean NYSE and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes NYSE and any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with NYSE.

1.30 “NYSE Participant” means an Employee covered under Part A of the Plan in accordance with Article III.

1.31 “Offset Amount” means the sum of:

(a) the sum of the amounts of the NYSE Participant’s monthly retirement benefit with respect to Service, commencing on his Retirement Date, in the form of a single life annuity under the Retirement Plan before adjustment for any pre-retirement joint and survivor coverage, under the Retirement Plan, (but not including the NYSE Participant’s Supplemental Retirement Income, as defined under the Retirement Plan), a Qualifying Entity Plan (with regard to Service prior to March 31, 2006 with the Qualifying Entity recognized under the Qualifying Entity Plan which is also recognized hereunder), or an AMEX Plan (with regard to Service with Amex prior to March 31, 2006) recognized under an AMEX Plan which is also recognized hereunder); plus

(b) the amount of the NYSE Participant’s Social Security Benefit;

provided, however, that, effective June 1, 2008, the actual value of any additional benefit realized, if any, under the Retirement Plan or any Qualifying Entity Plan as a result of a NYSE Participant’s participation in the 2008 VRIP shall not be included under subparagraph (a).

1.32 “Optional Distribution Form” means

(a) With respect to a NYSE Participant who is married on his Retirement Date, one of the following forms of distribution of Supplemental Benefits:

(i)	A joint and 50% survivor annuity pursuant to which a monthly life annuity shall be payable to the NYSE Participant during his lifetime commencing at the Optional Distribution Time elected by the NYSE Participant, with fifty percent (50%) of such reduced benefit continued monthly to the NYSE Participant’s spouse thereafter for the duration of the spouse’s lifetime after the death of the NYSE Participant;

(ii)	A joint and 75% survivor annuity pursuant to which a monthly life annuity shall be payable to the NYSE Participant during his lifetime, commencing at the Optional Distribution Time elected by the NYSE Participant, with seventy-five percent (75%) of such reduced benefit continued monthly to the NYSE Participant’s spouse thereafter for the duration of the spouse’s lifetime after the death of the NYSE Participant;

(iii)	A joint and 100% survivor annuity pursuant to which a monthly life annuity shall be payable to the NYSE Participant during his lifetime, commencing at the Optional Distribution Time elected by the NYSE Participant, with one hundred percent (100%) of such reduced benefit continued monthly to the NYSE Participant’s spouse thereafter for the duration of the spouse’s lifetime after the death of the NYSE Participant; and

(iv)	Equal monthly installments over a period of twenty (20) years or less (in full years) commencing at the Optional Distribution Time elected by the NYSE Participant.

(b) With respect to a NYSE Participant who is not married on his Retirement Date, equal monthly installments over a period of twenty (20) years or less (in full years) commencing at the Optional Distribution Time elected by the NYSE Participant.

Each Optional Distribution Form shall be the Actuarial Equivalent of the Standard Form of benefit. Installments shall be payable on the first day of each month, starting at the Optional Distribution Time, until all monthly installments elected by the Participant have been paid.

1.33 “Optional Distribution Time” means one of the following times, to the extent available under the Plan, to commence the distribution of Supplemental Benefits:

(a) the first day of the month coincident with or next following the NYSE Participant’s Retirement Date or death; or

(b) the January 1 next following the NYSE Participant’s Retirement Date or death.

1.34 “Participant” means a NYSE Participant, as defined in Part A of the Plan, a SIAC Participant, as defined in Part B of the Plan, or an Amex Participant, as defined in Part C of the Plan.

1.35 “Plan” means the NYSE Group, Inc. Supplemental Executive Retirement Plan, as amended from time to time.

1.36 “Plan Year” means the twelve (12) month period ending December 31st of each year.

1.37 “Qualifying Entity” means the National Securities Clearing Corporation, The Depository Trust & Clearing Corporation, and any of such entities’ subsidiaries designated by the NYSE as Qualifying Entities.

1.38 “Qualifying Entity Plan” means any defined benefit pension plan that is qualified under Code Section 401(a), or any other defined benefit pension plan, funded or unfunded, that is or has been maintained by a Qualifying Entity, excluding any individual deferred compensation arrangements and defined contribution plans.

1.39 “Restatement Date” means December 31, 2008.

1.40 “Retirement Date” means a NYSE Participant’s Early Retirement Date, Normal Retirement Date or Deferred Retirement Date, as follows:

(a) “Early Retirement Date” means the first day of the first calendar month coinciding with or next following such time as the NYSE Participant has both attained Age Fifty-Five (55) and incurred a Termination of Employment, provided such day shall be prior to the NYSE Participant’s Normal Retirement Date.

(b) “Normal Retirement Date” means the first day of the calendar month nearest a NYSE Participant’s sixty-fifth (65th) birthday, provided he has incurred a Termination of Employment. If such birthday shall occur on a day equidistant from the first day of two months, then a NYSE Participant’s Normal Retirement Date shall be deemed to be the first day of the month during which such birthday occurs.

(c) “Deferred Retirement Date” means the first day of a month nearest the date of a NYSE Participant’s Termination of Employment where such Termination of Employment occurs after the NYSE Participant’s Normal Retirement Date.

1.41 “Retirement Plan” means the Revised Retirement Plan for Eligible Employees of the New York Stock Exchange and Subsidiary Companies (as amended and restated effective as of January 1, 2008) and as amended from time to time thereafter.

1.42 “Senior Officer” means an Employee who holds a title of senior vice president or above (or any person in an equivalent position), as determined by the Committee, unless such Employee has waived eligibility in the Plan or the Board has excluded such Employee from participating in the Plan.

1.43 “Social Security Benefit” means the monthly amount (as determined by the Committee) to which a NYSE Participant would be entitled, determined as of the earlier of the date of the Participant’s Termination of Employment or March 31, 2006 (based on an assumption that the Participant has no further earnings considered after the earlier of the Participant’s Termination of Employment or March 31, 2006 and without regard to changes in the Social Security laws or cost of living increases in Social Security benefits after the earlier of the date of the Participant’s Termination of Employment or March 31, 2006 ) under Section 402 of Title II of the Social Security Act as a monthly “old-age insurance benefit,” then in effect, on his own (and not as a Spouse or otherwise) and without any reduction or deduction (for earnings or otherwise), determined as if such benefit commenced in the first month, coinciding with or next following the commencement of the Participant’s Supplemental Benefit, in which such benefit under the Social Security Act could be payable to the Participant.

1.44 “Specified Employee” shall mean a Participant who, as of the date of his Termination of Employment, is a key employee (as defined under Code Section 416(i)(1)(A)(i), (ii) or (iii) but determined without reference to Code Section 416(i)(5)) of the Employer, as determined in accordance with the rules and procedures specified by the Committee in accordance with the requirements of Section 409A of the Code and the Treasury Regulations issued thereunder. The status of a Participant as a Specified Employee during the Measurement Period (defined herein) shall be determined annually on December 31st of the Plan Year immediately preceding the Measurement Period (“Identification Date”). The Measurement Period shall be the twelve (12) month period beginning on the April 1st succeeding the Identification Date for which it relates and ending on the March 31st of the following Plan Year.

1.45 “Spouse” means an individual’s legal spouse.

1.46 “Standard Form” means ten equal annual installment payments (including interest on such payments) that are the Actuarial Equivalent (ignoring mortality) of the following amount: the Participant’s benefit calculated as a single life annuity, payable immediately, and then converted into a lump sum amount that is the Actuarial Equivalent (including mortality) of such single life annuity. Each installment shall be paid on each successive anniversary date of the first installment paid to the Participant or beneficiary, to the extent applicable, under the Plan until all installments have been paid.

1.47 “Subsidiary” means any corporation (other than the NYSE and any Qualifying Entity) in an unbroken chain of corporations beginning with the NYSE if, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.48 “Supplemental Benefit” means any benefit payable under this Plan.

1.49 “Termination of Employment” means a termination of employment as an Employee from all of the NYSE Controlled Group for any reason whatsoever, including but not limited to death, Disability, retirement, resignation or involuntary termination, provided, that, such employment termination constitutes a “separation from service” within the meaning of Section 409(a)(2)(A)(i) of the Code and the Treasury Regulations issued thereunder.

1.50 “2008 VRIP” the NYSE Group, Inc. and Participating Subsidiaries 2008 Voluntary Resignation Incentive Program.

1.51 Construction. For purposes of the Plan, the masculine includes the feminine and the singular includes the plural.

ARTICLE 2

SERVICE

2.1 Definition of Service. Subject to Section 2.3 of the Plan, “Service” means the total sum of the periods of time, expressed as years and fractions of years (with such fraction representing completed months of employment), occurring prior to a NYSE Participant’s Termination of Employment as follows:

(a) A period during which the NYSE Participant was continuously paid directly or indirectly or continuously entitled to payment for the performance of duties as an Employee of the Employer immediately prior to the NYSE Participant’s Termination of Employment. For purposes of this Plan, service as an Employee of the Employer shall be deemed to include service as an Employee of New York Stock Exchange, the unincorporated association which was the predecessor of NYSE, to the extent such service with such association immediately preceded such service with the NYSE.

(b) A period during which the NYSE Participant was continuously paid directly or indirectly or continuously entitled to payment for the performance of duties as an employee of a Qualifying Entity; provided such period preceded, either immediately or within a “Limited Period Break in Service”, a period described in paragraph (a) above.

(c) A period during which the NYSE Participant was continuously paid directly or indirectly or continuously entitled to payment for the performance of duties as an employee of the Employer or a Qualifying Entity if such period preceded, either immediately or within a “Limited Period Break in Service”, a period described in paragraphs (a) or (b) above.

(d) A period during which the NYSE Participant was on a leave of absence, either paid or unpaid, other than military leave, authorized by the Employer or a Qualifying Entity in connection with a period described in paragraphs (a) or (b) above.

(e) A period during which the NYSE Participant was absent from employment directly from the Employer or a Qualifying Entity in connection with a period described in paragraphs (a), (b) or (c) above in order to perform military service for the United States of America, provided that the NYSE Participant returns to the employ of the Employer or Qualifying Entity prior to the end of any period prescribed by the laws of the United States during which he has reemployment rights with the Employer or Qualifying Entity or as otherwise required by law.

(f) In connection with a period described in paragraphs (a), (b) or (c) above, a period during which the NYSE Participant received payments under a (i) short term disability plan, (ii) long term disability plan or (iii) workers’ compensation plan maintained by the Employer or Qualifying Entity to comply with applicable state law

(g) A period during which the NYSE Participant was continuously paid directly or indirectly or continuously entitled to payment for the performance of duties as an employee of American Stock Exchange, Inc., but only if such period immediately preceded a period both for which the NYSE Participant was continuously entitled to payment for the performance of duties as an employee of a Qualifying Entity and which commenced within four (4) months of the date of incorporation of such Qualifying Entity, but not later than July 31, 1972. For purposes of this Plan, service as an employee of American Stock Exchange, Inc. shall be deemed to include service as an employee of American Stock Exchange, the unincorporated association which was the predecessor of American Stock Exchange, Inc., to the extent such service with such association immediately preceded such service with American Stock Exchange, Inc.

Notwithstanding the foregoing, no period of time shall be included more than one time as Service.

2.2 Limited Period Break in Service. For purposes of the Plan, a “Limited Period Break in Service” means the number of consecutive years in a period of time, not exceeding the greater of (i) five (5) or (ii) the aggregate number of years of Service credited to such NYSE Participant for the period prior to the time his Service was broken, during which the NYSE Participant is not an Employee of the NYSE or a Qualifying Entity.

2.3 Service Not Credited During Certain Periods. No credit for benefit determination purposes will be given for any period of Service of a NYSE Participant with respect to which the NYSE Participant was required, but did not make, employee contributions to the Retirement Plan or Qualifying Entity Plan or with respect to which required employee contributions were made and have been, or will be, withdrawn and not repaid, with interest, as provided in the Retirement Plan or Qualifying Entity Plan.

2.4 Service Outside of the United States. Notwithstanding any other provision to the contrary, unless otherwise provided in writing by the Chairman of the NYSE at the time of commencement of employment of an individual whose primary residence is outside of the United States at the time his employment with the Employer commences, Service shall not include any period of time in which such NYSE Participant’s primary place of employment with the Employer or a Qualifying Entity is outside of the United States. Notwithstanding the foregoing, effective January 1, 2004, Service shall include any period of time in which a NYSE Participant’s primary place of employment with the Employer or Qualifying Entity is outside of the United States.

2.5 Service prior to June 1, 1999. For purposes of Article II, any period prior to August 1, 1997 which was recognized as Service under the Plan prior to June 1, 1999 shall continue to be recognized as Service under the Plan on and after to June 1, 1999.

2.6 Service after March 31, 2006. Service after March 31, 2006 shall not count towards accrual of a benefit under the Plan but shall count for vesting purposes.

ARTICLE 3

ELIGIBILITY FOR PARTICIPATION

Participants in the Plan immediately before the Restatement Date who have benefits under the Plan which have not been fully paid shall be NYSE Participants in the Plan as of the Restatement Date. No employee became a participant in the Plan on or after March 31, 2006.

ARTICLE 4

VESTING

4.1 Vesting Requirements. Except as otherwise provided herein, a NYSE Participant shall become vested in his Supplemental Benefits upon the earlier of:

(a) the later of:

(i)	the NYSE Participant’s attainment of Age Fifty-Five (55) while an Employee;

(ii)

the date on which the NYSE Participant’s Base Salary has equaled or exceeded the Eligible Salary Level for thirty-six (36) months out of the latest one hundred twenty (120) months of employment (or if the number of calendar months of employment with the

Employer immediately prior to the NYSE Participant’s Termination of Employment is less than one hundred twenty (120) months, during such shorter period); and

(iii)	such NYSE Participant has been employed by the Employer for an aggregate of thirty-six (36) months.

(b) the NYSE Participant’s completion of ten (10) years of Service.

Except as provided in Article VII of the Plan, Supplemental Benefits shall not be paid with respect to a NYSE Participant who incurs a Termination of Employment without satisfying the requirements of Paragraph (a) or (b) above or, with respect to a Historic Benefit, the conditions of Appendix A to this Part A of the Plan.

4.2 Discretionary Vesting. The Chief Officer may waive the vesting requirements enumerated under Section 4.1 above or Section 2.3 of Appendix A to Part A of the Plan, with respect to any NYSE Participant who incurs a Termination of Employment at the initiation of the NYSE, as determined in the sole discretion of the Chief Officer, provided, however, that any such waiver with respect to the Chief Executive Officer or Chief Regulatory Officer may only be made by the Human Resources Policy & Compensation Committee of the Board and any other waiver made by the Chief Officer must be promptly communicated to the Human Resources Policy & Compensation Committee of the Board. Any waiver pursuant to this Section shall only be effective if made in writing.

4.3 Other Forfeiture. The Human Resources Policy & Compensation Committee of the Board may forfeit the Supplemental Benefits with respect to a NYSE Participant (or his surviving Spouse or Beneficiary) under the Plan in the event that the NYSE Participant is discharged for willful, deliberate, or gross misconduct, or if such grounds exist at the time of the NYSE Participant’s Termination of Employment even if such Termination of Employment is for other reasons. Such determination, and whether or not benefits shall be forfeited shall be determined by the Committee, in its sole discretion, based on the relevant facts and circumstances.

ARTICLE 5

SUPPLEMENTAL BENEFITS

5.1 General. A NYSE Participant’s Supplemental Benefit shall be computed as a monthly benefit payable for the NYSE Participant’s life following his Retirement Date. Payment of a NYSE Participant’s Supplemental Benefit shall be made in accordance with Article VI.

5.2 Freeze of Benefit Accruals for All NYSE Participants. Notwithstanding any provision in this Plan to the contrary, the benefit accrual of each NYSE Participant under the Plan shall cease effective March 31, 2006. As a result, no NYSE Participant shall earn any Service for benefit accrual purposes after March 31, 2006, and the Compensation paid to any NYSE Participant after that date shall not be taken into account for benefit accrual purposes under the Plan.

5.3 Supplemental Benefit at or after Normal Retirement Date. The monthly amount of a NYSE Participant’s Supplemental Benefit commencing on his Normal Retirement Date or Deferred Retirement Date shall be equal to the greatest of:

(a) the NYSE Participant’s Base Benefit, divided by twelve (12), minus the NYSE Participant’s Offset Amount;

(b) the NYSE Participant’s Minimum Benefit;

(c) the NYSE Participant’s Historic Benefit, as described in Section 2.1 of Appendix A to this Part A of the Plan, but, only if the NYSE Participant is a Historic NYSE Participant, and the NYSE Participant has satisfied the conditions for a Historic Benefit pursuant to Section 2.3 of Appendix A.

5.4 Supplemental Benefit at Early Retirement Date. The monthly amount of a NYSE Participant’s Supplemental Benefit commencing on his Early Retirement Date shall be equal to the greatest of:

(a) the NYSE Participant’s Early Retirement Base minus the NYSE Participant’s Early Retirement Offset;

(b) the NYSE Participant’s Minimum Benefit; and

(c) the NYSE Participant’s Historic Benefit, as described in Section 2.2 of Appendix A, but only if the NYSE Participant is a Historic NYSE Participant and has satisfied the conditions for a Historic Benefit pursuant to Section 2.3 of Appendix A.

5.5 2008 VRIP. Effective June 1, 2008, age and Service credited as a result of a Participant’s participation in the 2008 VRIP shall be included for purposes of determining the vesting and retirement eligibility of the Minimum Benefit and the Supplemental Benefit and shall be included for purposes of determining whether the pre-conditions for an Historic Benefit have been met, as described in Section 2.3 of Appendix A.

ARTICLE 6

PAYMENT

6.1 Basic Form of Benefit.

(a) Subject to subsection (b) of this Section, the Supplemental Benefit of a NYSE Participant shall commence being paid in the Standard Form commencing on the first day of the month coincident with or next following the NYSE Participant’s Retirement Date.

(b) Notwithstanding subsection (a) of this Section, a Grandfathered NYSE Participant shall have his Supplemental Benefit paid in an Optional Distribution Form, and at an Optional Distribution Time, provided that an election of such Optional Distribution Form and Optional Distribution Time was filed with the Committee prior to October 7, 2004.

(c) In the case of a NYSE Participant who is a Specified Employee, unless the termination is due to death or Disability, distribution of his benefits shall commence on the later of (i) the first day of the calendar month which is at least six (6) calendar months after such Termination of Employment or (ii) the otherwise applicable date determined pursuant to the foregoing provisions of Section 6.1. If distribution of a Participant’s benefit is delayed for six (6) calendar months in accordance with the foregoing, each payment which would have been made earlier under the provisions of the Plan shall be paid at the six month date and increased with interest (at the rate described in Section 1.1 of the Plan) to the deferred distribution date.

ARTICLE 7

DEATH OF NYSE PARTICIPANT

7.1 Death Prior to Termination of Employment. If a NYSE Participant dies prior to incurring a Termination of Employment, in lieu of all other benefits under the Plan, such NYSE Participant’s Beneficiary shall receive a Supplemental Benefit, at such time as specified in Section 7.3 of the Plan, equal to the greatest amount computed under paragraphs (a) or, if applicable, (b) or (c) below.

(a) The Actuarial Equivalent amount of the NYSE Participant’s Supplemental Benefit computed under Article V as if the NYSE Participant had incurred a Termination of Employment on the date immediately before the date on which the NYSE Participant died.

(b) If a NYSE Participant who is a Senior Officer and was a Senior Officer on March 31, 2006 dies prior to his Termination of Employment and shall have completed at least ten (10) years of Service and have attained Age Fifty-Five (55), the Actuarial Equivalent amount of Fifty percent (50%) of the difference of (x)—(y), where:

(x) is equal to one-twelfth ( 1/12) of the NYSE Participant’s Base Benefit amount; provided that such Base Benefit shall be computed using the sum of the NYSE Participant’s years of Service to the first day of the month in which the NYSE Participant’s death occurred or March 31, 2006 if earlier, plus the years (which, for the purpose of this calculation only, shall be deemed years of Service), if any, from the first day of the month in which the NYSE Participant’s death shall have occurred to the date when the NYSE Participant would have attained age sixty-five (65), but not later than March 31, 2006, should he have survived. In calculating the foregoing amount, if the NYSE Participant dies prior to his sixty-fifth (65th) birthday, it shall be assumed that the NYSE Participant had attained age sixty-five (65) (but in no event shall any Service which would have occurred after March 31, 2006 be counted in calculating the benefit under this Section 7.1), and the NYSE Participant’s Final Average Compensation shall be the sum of (I) the amount of the NYSE Participant’s Base Salary at the time of his death, but not later than March 31, 2006, plus (II) an amount equal to Two-Thirds ( 2/3) of the NYSE Participant’s Bonus during the three (3) years immediately preceding the NYSE Participant’s death, but not later than March 31, 2006, divided by three (3).

(y) is equal to the sum of:

(A) the amount of the NYSE Participant’s monthly retirement benefit with respect to Service accrued at the NYSE Participant’s death which would otherwise be available to the NYSE Participant if the NYSE Participant’s Termination of Employment had occurred on his date of death and if the NYSE Participant had not died, in the form of a single life annuity (but not including the NYSE Participant’s Supplemental Retirement Income, as defined under the Retirement Plan) under the Retirement Plan, a Qualifying Entity Plan (with regard to Service prior to March 31, 2006 with the Qualifying Entity recognized under the Qualifying Entity Plan which is also recognized hereunder), and an AMEX Plan (with regard to Service with American Stock Exchange, Inc. recognized under an AMEX Plan which is also recognized hereunder); plus

(B) With respect to a NYSE Participant whose death is on or after his attainment of age sixty-two (62), the amount estimated by the Committee as the NYSE Participant’s Social Security Benefit amount to which the NYSE Participant would have been entitled as of his date of death if the NYSE Participant’s Termination of Employment had occurred on his date of death and the NYSE Participant had not died; or with respect to a NYSE Participant whose death occurred prior to age sixty-two (62), the amount estimated by the Committee as the NYSE Participant’s Social Security Benefit amount commencing at age sixty-two (62), but only with respect to the period after the NYSE Participant would have attained age sixty-two (62), which the NYSE Participant would have been entitled to receive as of such date on which the NYSE Participant would have attained age sixty-two (62) had he survived, assuming the NYSE Participant’s Retirement Date had occurred on his date of death, and without any deduction with respect to the period from the NYSE Participant’s date of death to the date that the NYSE Participant would have attained age sixty-two (62).

The amount determined under Section 7.1(b) shall be reduced to its Actuarial Equivalent as if the NYSE Participant had not died, had a Termination of Employment at age sixty-five (65) (if he died prior to age sixty-five (65)), and had elected the Joint and 50% Survivor Annuity with his Beneficiary as the joint annuitant.

(c) The Actuarial Equivalent amount of the applicable amount set forth in Exhibit A to the Plan.

Notwithstanding the foregoing, the Participant’s Beneficiary shall be entitled to receive the Actuarial Equivalent of the Minimum Benefit as his Supplemental Benefit in lieu of the amount calculated under Section 7.1 above if such Minimum Benefit is greater than the Supplemental Benefit calculated pursuant to Section 7.1 above.

7.2 Death After Termination of Employment. If a NYSE Participant dies after incurring a Termination of Employment but prior to the commencement of the NYSE Participant’s Supplemental Benefits, in lieu of all other benefits under the Plan, such NYSE Participant’s Beneficiary shall receive a Supplemental Benefit, at such time as specified in Section 7.3 of the Plan, equal to the greatest amount computed under paragraphs (a) or (b) below.

(a) The Actuarial Equivalent amount of the NYSE Participant’s Supplemental Benefit computed under Article V herein as if the NYSE Participant had incurred a Termination of Employment on the date immediately before the date on which the NYSE Participant died.

(b) The Actuarial Equivalent amount of the applicable amount set forth in Exhibit A to the Plan.

7.3 Payment of Supplemental Benefits Following NYSE Participant’s Death. If a NYSE Participant dies prior to the commencement of the NYSE Participant’s Supplemental Benefits, such NYSE Participant’s Beneficiary shall receive the Supplemental Benefit described in Section 7.1 or 7.2 of the Plan commencing as of the first day of the month coincident with or next following the later of:

(i)	the date that the NYSE Participant would have had attained Age Fifty-Five had he survived; or

(ii)	the date of the NYSE Participant’s death.

7.4 Form of Death Benefit.

(a) A NYSE Participant’s Beneficiary shall receive the applicable monthly benefit calculated pursuant to this Article VII in the Standard Form commencing on the first day of the month coincident with or next following the later of: (i) the NYSE Participant’s death or (ii) the date that the NYSE Participant would have attained Age Fifty-Five (55) if he had survived.

(b) Notwithstanding subsection (a) of this Section 7.4, the Supplemental Benefit of a Grandfathered NYSE Participant shall be paid to his Beneficiary in an Optional Distribution Form, and at an Optional Distribution Time, provided, that such election was made and filed with the Committee prior to October 7, 2004.

7.5 Beneficiary’s Death. If the Beneficiary of a NYSE Participant shall die within seven (7) days of the NYSE Participant’s death and both the Beneficiary’s death and the NYSE Participant’s death occurred in the course of or as a direct result of the same accident or other event, then for the purposes of this Article VII, such Beneficiary shall be deemed to have died before the NYSE Participant.

7.6 Death After Retirement Date. If a NYSE Participant dies on or after his Retirement Date and following the commencement of the payment of his Supplemental Benefit, no death benefits will be payable hereunder upon the death of the NYSE Participant unless the NYSE Participant is receiving Supplemental Benefits in a form of benefit with a survivor benefit or that is paid over a specific period regardless of the NYSE Participant’s (or Beneficiary’s) death. If a NYSE Participant is receiving a form of benefit with a survivor benefit, any benefits becoming due will be paid in accordance with such form of benefit.

ARTICLE 8

LIFE INSURANCE

The Committee may require a Participant to assist the NYSE, in obtaining life insurance policies on the life of such Participant. Such life insurance policies, if any, as determined by the NYSE, shall be owned by, and payable to, the NYSE or a trust established by the NYSE. The Participant may be required to complete an application for life insurance, furnish underwriting information, including medical examination by a life insurance company-approved examiner, and authorize release of medical history to the life insurance company’s underwriter, as designated by the Committee. No election of the NYSE to insure the life of any Participant shall give such Participant or any other person any right or interest in or to any insurance contract or policy issued to the NYSE or to a trust established by the NYSE, or in or to any proceeds thereof.

ARTICLE 9

DETERMINATION OF SOCIAL SECURITY BENEFIT

In the event that the Social Security Administration shall furnish to the NYSE a statement, in writing, in any form, regarding the Social Security Benefit amount to which a Participant shall or could be entitled or regarding the earnings history or other information relating to a Participant for purposes of matters related to the Social Security Act, the Committee may rely on any such information contained in any such statement. In the event that the Social Security Administration or any other person shall not have furnished directly to the NYSE a statement, by such time and in such form and manner and containing such information as the Committee may, in the Committee’s discretion, deem necessary or appropriate in order to make any such estimate of the amount of a Social Security Benefit as may be necessary for purposes of the Plan or to make any other estimate or determination in connection with the computation of any benefit which may or could be payable hereunder, the Committee from time to time may, but need not, make any such estimate or determination of any such Social Security Benefit or of any other amount or age or other factor as the Committee shall in the Committee’s discretion deem necessary or appropriate in connection with any such computation. Without limitation of the foregoing provisions of this Article or of any other provisions hereof, the Committee shall have the authority, under rules of uniform application, to interpret the provisions of the Plan, to determine all facts relating to a Participant’s Service, age, compensation and employment status, and to estimate and determine value equivalencies relating to offset of payments or entitlements from the Retirement Plan or any Qualifying Entity Plan or under the Social Security Act and all such interpretations and determinations shall be conclusive.

ARTICLE 10

NATURE OF OBLIGATIONS OF NYSE

10.1 No Funding of Plan. The Employer will make all benefit payments under the Plan to Participants or Beneficiaries, where applicable. No funds or assets of the Employer will be segregated or physically set aside with respect to the Plan. Notwithstanding the foregoing, the Employer may contribute assets to a trust fund in order to assist the Employer in paying some or all benefits to Participants and/or their Beneficiaries. However, the Employer will attempt to ensure that no funds or assets shall be segregated or physically set aside with respect to the Employer’s obligations under the Plan in a manner which would cause the Plan to be “funded” for purposes of ERISA and/or the Code. This Plan shall be maintained to provide supplemental retirement benefits for a select group of management and highly compensated employees. If the Employer establishes a trust fund in connection with the Plan, the assets of such trust fund shall be subject to the claims of the general creditors of the Employer in the event that the Employer becomes insolvent.

10.2 Cost of Plan. All expenses in administering the Plan will be paid by the NYSE. No Participant contributions to the Plan are required or permitted.

10.3 Participants are Unsecured Creditors. A Participant or Beneficiary, where applicable, will not have any interest in any specific asset of the Employer as a result of the Plan. Any right to receive benefits under the Plan will be only the right of an unsecured general creditor of NYSE.

ARTICLE 11

NON-ASSIGNMENT OF INTEREST

Except as may be required by law, benefits payable under the Plan will not be subject to assignment, transfer, sale, pledge, encumbrance, alienation or charge by a Participant, surviving spouse, or other Beneficiary where applicable. No Participant shall be entitled to borrow at any time any amount under the Plan.

ARTICLE 12

NOT AN EMPLOYMENT CONTRACT

Neither the existence of this Plan, nor the right of any person to participate in the Plan, nor the actual participation in the Plan by a person, shall create any right in any person to continue in the employ of the Employer or any Affiliated Organization for any specific length of time.

ARTICLE 13

WITHHOLDING

13.1 Withholding.

(a) All payments under this Plan shall be subject to the withholding of such amounts relating to federal, state or local taxes as the NYSE may reasonably determine it should withhold based on applicable law or regulations.

(b) The Committee may accelerate payments to Participants under the Plan to provide for the payment of employment taxes under the Federal Insurance Contributions Act (FICA) incurred with respect to the Plan and federal state or local income and withholding taxes as a result of the payment of such FICA amount, up to the amount of such taxes due, as provided in Treasury Regulation 1.409A-3(j)(4)(vi) and other applicable guidance under Section 409A of the Code.

ARTICLE 14

ADMINISTRATION OF THE PLAN

14.1 Authority of Administrator.

(a) The Administrator and the Committee shall have the full power and authority to interpret, construe and administer this Plan in their sole discretion based on the provisions of the Plan documents and to decide any questions and settle all controversies that may arise in connection with the Plan. Interpretations and constructions of the Plan made by the Administrator and the Committee and actions taken thereunder, made in their sole discretion, including any valuation of the benefit under the Plan, any determination under this Section 14 or under Section 15, or the amount of the payment to be made hereunder, shall be based on the Plan documents and shall be final, binding and conclusive on all persons for all persons. Neither the Administrator nor any member of the Committee (or any designee of the Committee) shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan. To the extent that a form prescribed by the Committee (or its designee) to be used in the operation and administration of the Plan does not conflict with the terms and provisions of the Plan document, such form shall be evidence of (i) the Committee’s interpretation, construction and administration of this Plan and (ii) decisions or rules made by the Committee (or its designee) pursuant to the authority granted to the Committee under the Plan.

(b) The Plan shall be subject to, and administered in accordance with, the Rules of Operation and Administration of the NYSE Group, Inc. and Affiliates NonQualified Deferred Compensation Plans, the provisions of which are incorporated into the Plan by reference.

(c) The Committee shall have the authority to adopt, alter or repeal such administrative rules, guidelines and practices governing the Plan and perform all acts as it shall from time to time deem advisable; to construe and interpret the terms and provisions of the Plan; and to otherwise supervise the administration of the Plan. The Committee, in its discretion, may delegate its authority hereunder to one or more Employees of the Employer for purposes of handling the day-to-day administration of the Plan.

14.2 Plan Expenses. All expenses incurred in administering the Plan will be paid by the Employer. No Participant contributions to the Plan are required or permitted.

14.3 Actions in Writing. All consents, elections and other actions required or permitted by Participants or other persons under the Plan shall be made in writing on such forms and in such manner as the Administrator may require. Forms shall be effective only if filed with the Administrator.

14.4 Calculation of Benefits. Benefits payable from the Plan shall be calculated by a qualified actuary designated by the NYSE, and the determination of the amount of any such benefit by such actuary shall be conclusive.

ARTICLE 15

CLAIMS PROCEDURES

15.1 Claims Procedures.

(a) The Committee shall appoint an administrator (“Administrator”) who shall have the authority and discretion to determine all initial claims for benefits under the Plan by Participants or their Beneficiaries based on the Plan documents.

(b) Within ninety (90) days after receiving a claim (or within forty-five (45) days if the claim involves a determination of Disability (“Disability Claim”)), the Administrator shall notify the Participant or Beneficiary of his decision in writing, giving the reasons for the decision, if adverse to the claimant, and the other required information specified in this Section 16. The 90-day period may be extended for up to one hundred and eighty (180) days (or in the case of a Disability Claim, for seventy-five (75) days or up to a maximum of one hundred and five (105) days), if the claimant is notified of the need for additional time, including notification of the reason for the delay. Notification of the need for an extension shall be provided by the Administrator to the claimant prior to the end of the initial 90-day period or initial 45-day period in the case of a Disability Claim.

(c) If the decision is adverse to the claimant, the Administrator shall advise the claimant of the specific reason(s) for the denial, the Plan provisions involved, of any additional information or material that he must provide to perfect his claim and why, and of his right to request a review of the decision, the procedures to be followed and the claimant’s right to bring an action under Section 502(a) of ERISA following an adverse benefit determination.

(d) A claimant may request a review of an adverse decision by written request to the Committee made within sixty (60) days (or within one hundred and eighty days (180) days, if a Disability Claim) after receipt of the decision. The claimant, or his duly authorized representative, may review pertinent documents and submit written issues and comments. In the case of a Disability Claim, if the Administrator is also a member of the Committee, such Administrator shall not be permitted to review the appeal of such claim.

(e) Within sixty (60) days (or within forty-five (45) days if a Disability Claim), after receiving a request for review, the Committee shall notify the claimant in writing of (i) its decision; (ii) the specific reasons for the adverse benefit determination, with references to the specific Plan provisions upon which the denial is based; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim; and (iv) a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA. If the Committee determines that additional time is needed to review the claim, the initial 60-day period (or initial 45-day period in the case of a Disability Claim) may be extended by 60 days from the end of the initial 60-day period or, in the case of a Disability Claim, by 45 days from the end of the initial 45-day period. The extension notice will indicate the special circumstances requiring the extension and will indicate the date by which the Committee expects to make a determination upon review.

(f) The Committee may at any time alter the claims procedure set forth above, so long as the revised claims procedure complies with Section 503 of ERISA, and the regulations issued thereunder (“ERISA Claims Procedure Rules”). For the avoidance of doubt, the provisions of the ERISA Claims Procedure Rules are incorporated herein by reference.

ARTICLE 16

AMENDMENT AND TERMINATION

The Plan may be amended or terminated at any time by the Employer, provided that no such amendment or termination shall reduce the retirement income earned prior to such amendment or termination by any Participant who has satisfied the conditions for being vested under the Plan on the date of such amendment or termination. Upon termination of the Plan, distributions may be made in accordance with the provisions of the Plan as if no such termination had occurred. Any distributions at any other time or in any other form following termination of the Plan shall be permitted only to the extent permissible under Section 409A of the Code and Treasury regulations and other applicable guidance issued under Section 409A.

ARTICLE 17

JURISDICTION

To the extent legally required, the Code and Parts 1 and 5 of Title I of ERISA, shall govern the Plan and, if any provision hereof is in violation of any applicable requirement thereof, the NYSE reserves the right to retroactively amend this Plan to comply therewith. To the extent not governed by the Code and Parts 1 and 5 of Title I of ERISA, this Plan shall be governed by the laws of the State of New York, without regard to conflict of law provisions.

ARTICLE 18

PAYMENT NOT SALARY

Any benefit payable under this Plan shall not be deemed salary or other compensation to the Employee for the purposes of computing benefits to which he may be entitled under any pension plan or other arrangement of any NYSE for the benefit of its employees.

ARTICLE 19

SEVERABILITY

In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision never existed

ARTICLE 20

NON-EXCLUSIVITY

The adoption of the Plan by an NYSE shall not be construed as creating any limitations on the power of the NYSE to adopt such other supplemental retirement income arrangements as it deems desirable, and such arrangements may be either generally applicable or limited in application.

ARTICLE 21

NON-EMPLOYMENT

This Plan is not an agreement of employment, and it shall not grant the employee any rights of employment or interfere in any way with the right of NYSE to terminate the employment of the Employee at any time.

ARTICLE 22

GENDER AND NUMBER

Wherever used in this Plan, the masculine shall be deemed to include the feminine and the singular shall be deemed to include the plural, unless the context clearly indicates otherwise.

ARTICLE 23

HEADINGS AND CAPTIONS

The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

ARTICLE 24

ENTIRE AGREEMENT

This Plan, along with the Participants’ elections hereunder, constitutes the entire agreement between the NYSE and the Participants pertaining to the subject matter herein and supersedes any other plan or agreement, whether written or oral, pertaining to the subject matter herein. No agreements or representations, other than as set forth herein, have been made by the NYSE with respect to the subject matter herein.

ARTICLE 25

SALE OF ASSETS OF NYSE REGULATION, INC. – SPECIAL DISTRIBUTION

ELECTIONS AND VESTING.

25.1 Special Elections Permitted. An Eligible Transferred Operations Participant (as such term is defined below) shall be permitted to elect, in accordance with the provisions of Section 25.2 below, to defer the commencement of distribution of his vested Supplemental Benefits to attainment of age sixty (60).

25.2 Requirements for Effective Election. An Eligible Transferred Operations Participant who wishes to make an election permitted under Section 25.1 above shall be required to complete and sign a distribution election form prior to the Closing Date (as defined below) and otherwise in the time and manner required by the Committee. An election made pursuant to Section 25.1 is intended to be made pursuant to, and in accordance with, the requirements of Q&A-19 of IRS Notice 2005-1, as amended, and otherwise in accordance with Section 409A of the Code.

25.3 Changes to Elections. Once an election made by a Participant pursuant to Section 25.1 above with respect to his Supplemental Benefits becomes effective, such election may not be amended, modified or terminated.

25.4 Vesting. Notwithstanding the provisions of the Plan, an Eligible Transferred Operations Participant shall be entitled to a Supplemental Benefit if, at the time of his Termination of Employment with NASD, the Eligible Transferred Operations Participant’s combined total employment service with the Employer and NASD (“Combined Service”) equals or exceeds ten years. If, however, at the time of an Eligible Transferred Operations Participant’s Termination of Employment with NASD, the total Combined Service of such participant is less than ten years, his Supplemental Benefit shall be forfeited at the time of such employment termination.

25.5 Defined Terms. For purposes of the Plan, the following definitions shall apply:

(a) “NYSE Regulation Asset Purchase Agreement” means the Asset Purchase Agreement dated on or about July 30, 2007, by and among NYSE Group, Inc., NYSE Regulation, Inc. and the National Association of Securities Dealers, Inc. (“NASD”) pursuant to which NYSE Group will sell a portion of NYSE Regulation, Inc. (the “Transferred Operations”) to the NASD.

(b) “NYSE Regulation Sale Transaction” means the transactions contemplated by the provisions of the NYSE Regulation Asset Purchase Agreement.

(c) “Closing Date” means the closing date for the NYSE Regulation Sale Transaction.

(d) “Eligible Transferred Operations Participant” means a Participant in the Plan who will transfer to employment with NASD on the Closing Date and who will not attain Age Fifty-Five on or before December 31, 2007.

ARTICLE 26

COMPLIANCE

Although the Employer makes no guarantee with respect to the tax treatment of payments hereunder, the Plan is intended to comply with the requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Accordingly, the NYSE reserves the right through the action of the Committee to amend the provisions of the Plan at any time and in any manner without the consent of Participants solely to comply with the requirements of Section 409A and to avoid the imposition of an excise tax under Section 409A on any payment to be made hereunder, provided that there is no reduction in the benefits provided hereunder. Notwithstanding the foregoing, in no event whatsoever shall the Employer be liable for any additional tax, interest or penalty that may be imposed on a Participant by Section 409A or any damages for failing to comply with Section 409A of the Code.

ARTICLE 27

EFFECT OF DOMESTIC RELATIONS ORDERS

Notwithstanding any other provision of the Plan to the contrary, to the extent permitted by Section 409A of the Code, the time of payment or schedule of payment of a benefit under the Plan may be accelerated to the extent required by a domestic relations order (as defined in Section 4l4(p)(1)(B) of the Code), provided that such payment is required to be made to an individual other than the Participant.

EXHIBIT A TO PART A OF THE PLAN

Title or Equivalent	Service with NYSE	Amount
Group Executive Vice President, and Executive Vice President	More than (10) years	Two (2) years Base Salary
	More than five (5) years but less than ten (10) years	One and one-half (1 1/2) years Base Salary
	Less than five (5) years	One (1) year Base Salary

Senior Vice President and Vice President	More than twelve (12) years	One and one-half (1 1/2) years Base Salary
	Less than twelve (12) years	One (1) year Base Salary

Assistant Vice President	Fifteen (15) years or more	One (1) year Base Salary
	Less than Fifteen (15) years	Two (2) weeks Base Salary for each year of Service

All others	Fifteen (15) years or more	Nine (9) months Base Salary
	Less than Fifteen (15) years	Two (2) weeks Base Salary for each year of Service

APPENDIX A TO PART A OF THE PLAN

HISTORIC BENEFIT

ARTICLE I

DEFINITIONS

Solely for purposes of this Appendix A to the Plan, the following definitions apply:

1.1 “Compensation” means: (i) with respect to a Participant who on December 31, 2003 has never been a Senior Officer, Base Salary; (ii) with respect to a Participant who is not a Senior Officer on December 31, 2003 but had previously been a Senior Officer, Base Salary plus the amounts of payments made (or would have been paid if not for an election made under an employee benefit plan maintained by the NYSE to defer all or a portion of such amounts) under an annual bonus plan or other arrangement maintained by the NYSE attributable to the respective months in any period on or after January 1, 1986 during which the Participant’s Base Salary equaled or exceeded the Eligible Salary Level and the Participant was a Senior Officer; (iii) with respect to a Participant who was a Senior Officer on December 31, 2003, Base Salary plus the amounts of payments made (or would have been paid if not for an election made pursuant to an employee benefit plan maintained by the NYSE to defer all or a portion of such amounts) under an annual bonus plan or other arrangement maintained by the NYSE attributable to the respective months, in any period on or after January 1, 1986, during which the Participant’s Base Salary equaled or exceeded the Eligible Salary Level. Payments made (or would have been paid if not for an election made pursuant to an employee benefit plan maintained by the NYSE to defer all or a portion of such amount) under an annual bonus plan or other arrangement maintained by the NYSE shall be deemed attributable to the year, and the respective months or months in such year with respect to which such payments were earned, regardless of the times of making such payments. No payment in the nature of a bonus or award or premium for overtime or additional work or otherwise paid to a Participant under any bonus or other plan or program existing prior to the inception of, or in any way apart from, the bonus plan or arrangement shall in any way be deemed to be a payment either under the bonus plan or arrangement or included in any computation or determination of Eligible Salary Level or Final Average Compensation.

1.2 “Final Average Compensation” means the annual average of a Participant’s Compensation as an Employee during the thirty-six (36) consecutive (ignoring, for this purpose, any breaks in continuous paid employment with the NYSE) calendar months of employment with the NYSE on or prior to December 31, 2003 out of the last one hundred and twenty (120) months (or, if less than one hundred and twenty (120) months, the number of calendar months of employment with the NYSE on or prior to December 31, 2003) which yields the highest average. Such average is the result obtained by dividing the total Compensation of a Participant during the considered thirty-six (36) month period by three (3). Compensation received from a Qualifying Entity shall not be considered (and any period of employment with a Qualifying Entity shall be ignored when calculating one hundred twenty (120) months or thirty-six (36) consecutive months). Notwithstanding the foregoing, for purposes of determining a Participant’s Final Average Compensation, in the case of a Participant who was not an Employee for at least thirty-six (36) calendar months, Final Average Compensation shall mean the annual average of the

Participant’s Compensation as an Employee during the consecutive (ignoring, for this purpose, any breaks in continuous paid employment with the NYSE) calendar months of employment with the NYSE determined by dividing the total Compensation of a Participant during such period of employment with the NYSE by the number of years, including fractional parts thereof (but only full months shall be considered), for which such Compensation was paid.

1.3 “Frozen Early Retirement Benefit” means an amount equal to one-twelfth ( 1/12) of the Participant’s Base Benefit, computed as of December 31, 2003, reduced by a percentage equal to the product of two percent (2%) times the number of years and fractional portion of a year elapsing between the date of his Early Retirement Date and the date of the Participant’s sixtieth (60) birthday. There shall be no reduction if a Participant’s Retirement Date occurs on or after his sixtieth birthday.

1.4 “Historic Benefit” means the Supplemental Benefit calculated pursuant to Article II of this Appendix A.

1.5 “Historic NYSE Participant” means a Participant who meets all of the conditions in either paragraph (a) or paragraph (b) of this Section 1.5:

(a) The Participant (i) was a Participant in the Plan on December 31, 2003, (ii) had not incurred a Termination of NYSE Employment before October 7, 2004, and (iii) is not a Specified Executive; or

(b) The Participant (i) was a Participant in the Plan on December 31, 2003, (ii) had not incurred a Termination of NYSE Employment before October 7, 2004, (iii) is not a Specified Executive and (d) participated in the 2008 VRIP.

1.6 “Service” means, solely for purposes of this Appendix A, Service, as defined in Article II of the Plan, but only recognized through December 31, 2003.

1.7 “Specified Executive” means Robert G. Britz and Catherine R. Kinney.

ARTICLE II

HISTORIC BENEFIT OF HISTORIC NYSE PARTICIPANTS

2.1 Normal Retirement Date or Deferred Retirement Date. Subject to Section 2.3 of this Appendix A, a Historic NYSE Participant’s Historic Benefit commencing on his Normal Retirement Date or Deferred Retirement Date shall be a monthly amount equal to equal to the greater of (a) the Historic NYSE Participant’s Minimum Benefit computed as of December 31, 2003 using Service and Compensation as defined in this Appendix A or (b) the Historic NYSE Participant’s Base Benefit computed as of December 31, 2003 using Service and Compensation, as defined in this Appendix A, divided by twelve (12), minus the Historic NYSE Participant’s Offset Amount, but determined as if the Historic NYSE Participant had a Termination of Employment on December 31, 2003.

2.2 Early Retirement Date. Subject to Section 2.3 of this Appendix A, a Historic NYSE Participant’s Historic Benefit commencing on his Early Retirement Date shall be a monthly amount equal to the greater of (i) the Historic NYSE Participant’s Minimum Benefit computed as of December 31, 2003 using Service and Compensation as defined in this Appendix A, or (ii) the Historic NYSE Participant’s Frozen Early Retirement Benefit minus the Historic NYSE Participant’s Early Retirement Offset, but determined as if the Historic NYSE Participant had a Termination of Employment on December 31, 2003.

2.3 Pre-Conditions for Historic Benefit. Notwithstanding any other provision in the Plan to the contrary, a Historic NYSE Participant shall not be eligible for an Historic Benefit if one of the following applies to the Historic NYSE Participant:

(a) such Historic NYSE Participant’s Base Salary with the NYSE does not equal or exceed the Eligible Salary Level for at least thirty-six (36) months out of the last one hundred twenty (120) months of employment (or, if the number of calendar months of employment with the NYSE immediately prior to the Historic NYSE Participant’s Termination of Employment is less than one hundred twenty (120) months, during such shorter period) with the NYSE; or

(b) such Historic NYSE Participant has not been employed by the NYSE for at least an aggregate of thirty-six (36) months; or

(c) such Historic NYSE Participant incurs a Termination of NYSE Employment before his attainment of Age Fifty-Five (55), for any reason whatsoever including, but not limited to, disability, termination prior thereto by the Historic NYSE Participant with or without good reason or termination prior thereto by the NYSE with or without cause.

Notwithstanding anything contained herein to the contrary, age and service credited as a result of a Participant’s participation in the 2008 VRIP shall be included for purposes of determining whether the pre-condition requirements set forth in Section 2.3 of this Article II have been met.

ARTICLE III

HISTORIC BENEFIT OF SPECIFIED EXECUTIVES

3.1 Amount of Historic Benefit. Notwithstanding Article II of this Appendix A to the contrary, the Historic Benefit of a Specified Executive shall be a single life annuity, payable annually, based on the Specified Executive’s Termination of Employment in accordance with the Table 3.1 below, less his Social Security Benefit (such offset to begin upon the first day of the month coincident with or next following the later of the Specified Executive’s (a) attainment of age 62 or (b) Retirement Date): Notwithstanding the foregoing, the benefit in this Article III shall be paid in the Standard Form.

TABLE 3.1

HISTORIC BENEFIT OF SPECIFIED EXECUTIVES

AGE AT TERMINATION OF EMPLOYMENT	ANNUAL AMOUNT
On or after 55 but before 56	$1,000,000

On or after 56 but before 57	$1,050,000

On or after 57 but before 58	$1,100,000

On or after 58 but before 59	$1,150,000

On or after 59 but before 60	$1,200,000

60 or later	$1,250,000

3.2 Vesting Provisions. Notwithstanding Section 4.1 of the Plan, a Specified Executive shall be partially vested in his or her Historic Benefit as follows:

(a) As of December 2, 2004, Robert G. Britz shall be vested in an amount equal to $950,000 of his Historic Benefit; and

(b) As of December 2, 2004, Catherine R. Kinney shall be vested in an amount equal to $900,000 of her Historic Benefit.

PART B

PROVISIONS APPLICABLE TO SIAC PARTICIPANTS

The following provisions of Part B of the Plan apply to SIAC Participants, as defined in Part B of the Plan. Unless otherwise indicated, all Section references in Part B of the Plan are references to the relevant sections of Part B. Defined terms shall have the meaning ascribed in Part A of the Plan to the extent such terms are not defined in this Part B of the Plan .

ARTICLE 1

DEFINITIONS

1.1 “Affiliate Plan” means any defined benefit pension plan maintained by the National Securities Clearing Corporation, the Depository Trust Company, or Depository Trust & Clearing Corporation.

1.2 “Affiliated Organizations” means any of the organizations maintaining an Affiliate Plan.

1.3 “Basic Plan” means, effective as of January 1, 2008, the Revised Retirement Plan for Eligible Employees of the New York Stock Exchange and Subsidiary Companies (as amended and restated effective as of January 1, 2008) and as amended from time to time thereafter, and prior to January 1, 2008, the Revised Retirement Plan for Eligible Employees of the Securities Industry Automation Corporation.

1.4 “Beneficiary” means the person or entity designated by the SIAC Participant on the appropriate form provided by the Administrator to receive the Death Benefits determined under Article 6, or, in the absence of such designation, such SIAC Participant’s estate.

1.5 “Compensation” means (a) base salary paid to a SIAC Participant or deferred by the SIAC Participant during such period and (b) in the case of a SIAC Participant who at any time during his employment with the Employer held the office of Senior Vice President (or a higher office), an amount equal to two-thirds of the amount of any annual Incentive Awards paid to the SIAC Participant or deferred by the SIAC Participant for such period of time; provided that the amount described in clause (b) shall not exceed such SIAC Participant’s base salary. Notwithstanding the foregoing, compensation paid to a Participant with respect to periods after March 31, 2006 shall not be taken into account for purposes of calculating benefits under Part B of the Plan.

1.6 “Deemed Date of Hire” means (a) with respect to any SIAC Participant who begins employment with the Employer or any Affiliated Organization at any time between and including the first day and the fifteenth day of any month, the first day of such month, and (b) with respect to any SIAC Participant who begins employment with the Employer or any Affiliated Organization during any such period at any time between and including the sixteenth day and the last day of any month, the first day of the immediately following month.

1.7 “Determination Period” means the period (a) beginning on the later of (x) the SIAC Participant’s Deemed Date of Hire, or (y) the first day of the calendar year that is the first of the ten consecutive calendar years ending on or prior to the SIAC Participant’s Termination of Employment, and (b) ending on the SIAC Participant’s Termination of Employment. Notwithstanding the foregoing, a SIAC Participant’s Determination Period shall not end later than March 31, 2006.

1.8 “Employer” means NYSE on or after November 1, 2006 and prior to November 1, 2006 shall mean SIAC and/or Sector, Inc.

1.9 “Final Average Annual Compensation” means the five-year average of the total Compensation of a SIAC Participant paid or deferred during (a) the sixty consecutive month period ending on the earlier of the SIAC Participant’s Termination of Employment or March 31, 2006, or (b) the five consecutive full calendar years in the Determination Period for which the total Compensation of such SIAC Participant is greatest, whichever of (a) or (b) is the period for which such total Compensation of such SIAC Participant is greater, subject to the provisions of Article 5. Notwithstanding the foregoing, in computing Final Average Annual Compensation pursuant to (a) above, only the five highest Incentive Awards paid consecutively in such sixty month period shall be taken into account.

1.10 “Grandfathered SIAC Participant” means a SIAC Participant who (a) was an employee of an Employer and a participant in the Prior SIAC SERP on May 18, 2005 and (b) would have been vested pursuant to Section 8.1 of the Prior SIAC SERP in effect on May 18, 2005 if he incurred a Termination of Employment on such date.

1.11 “Historic Benefit” means the benefit calculated pursuant to the Appendix to Part B.

1.12 “Historic SIAC Participant” means an individual who was an employee of the Employer and a Participant in the Prior SIAC SERP on May 18, 2005.

1.13 “Incentive Award” means the total discretionary performance bonus, if any, paid to or deferred by a SIAC Participant by the Employer in respect of a calendar year.

1.14 “Non-Vested Death Benefit” means the benefit payable under the Plan in accordance with Section 6.1 in the event of the death of a SIAC Participant.

1.15 “NYSE” means the NYSE Group, Inc.

1.16 “NYSE Controlled Group” means NYSE and any corporation which is a member of a controlled group of corporations (as defined in Code Section on 414(b)) which includes NYSE and any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with NYSE.

1.17 “Officer” means an officer of the Employer.

1.18 “Prior SIAC SERP” means the Securities Industry Automation Corporation Supplemental Executive Retirement Plan as in effect immediately prior to May 19, 2005.

1.19 “SIAC” means the Securities Industry Automation Corporation.

1.20 “SIAC Participant” means a person covered under Part B of the Plan in accordance with Article 2.

1.21 “SIAC SERP” means the Securities Industry Automation Corporation Supplemental Executive Retirement Plan.

1.22 “Total Disability or Totally Disabled” means an incapacity for which the SIAC Participant is (a) receiving, for at least three months, disability benefits under the NYSE’s Long Term Disability Plan by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, (b) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, and would be eligible to receive benefits under NYSE’s Long Term Disability Plan if he participated in such plan or (c) for which the SIAC Participant is receiving Social Security disability benefits.

1.23 “Vested Death Benefit” means the benefit payable under the Plan in accordance with Section 6.2 or 6.3 in the event of the death of a SIAC Participant, or in the case of more than one Beneficiary, the portion of such benefit determined by the SIAC Participant on an appropriate form provided by the Administrator.

1.24 “Year of SERP Participation” means each twelve consecutive month period commencing on the date the person becomes a SIAC Participant in the Plan and each anniversary thereof measured to such SIAC Participant’s Termination of Employment.

1.25 “Year of Service” means a period of twelve consecutive months, prior to Normal or Deferred Retirement Date, in which a person is employed by the Employer or, if immediately preceding a period of employment with the Employer, by an Affiliated Organization, with the

SERP 2005

first such period of twelve months commencing on such person’s Deemed Date of Hire by the Employer or Affiliated Organization, as the case may be. Credit will be given for a partial Year of Service with each month of a period of employment equal to one-twelfth of a Year of Service. For this purpose, a SIAC Participant’s period of employment will be measured to the first day of the month preceding his Termination of Employment if such Termination of Employment occurs prior to the sixteenth day of the month and will be measured to the first day of the month following his Termination of Employment if such Termination of Employment occurs on or after the sixteenth day of the month. No credit for benefit determination purposes will be given for any period with respect to which required employee contributions to the Basic Plan or any defined benefit pension plan maintained by the aforementioned companies were not made, or were made and have been, or will be, withdrawn and not repaid in accordance with the provisions of said plan. Notwithstanding the foregoing, a period of employment rendered by a SIAC Participant on or after March 31, 2006 shall not be taken into consideration in computing the amount of a benefit under Part B of the Plan, but shall continue to count for vesting purposes.

ARTICLE 2

ELIGIBILITY

Participants in the SIAC SERP immediately before the Restatement Date who have benefits thereunder which have not been fully paid shall be SIAC Participants in the Plan as of the Restatement Date. No employee became a Participant in the SIAC SERP on or after March 31, 2006.

ARTICLE 3

RETIREMENT INCOME

3.1 Normal or Deferred Retirement Benefit. Except as otherwise provided herein, the Employer will pay to a SIAC Participant a benefit upon his Normal or Deferred Retirement Date calculated as follows, provided the benefit is vested as provided herein:

(a) The SIAC Participant’s Final Average Annual Compensation shall be multiplied by a percentage equal to the sum of:

(i)	2.5% for each of the first ten Years of Service, plus

(ii)	2.0% for each of the next ten Years of Service, plus

(iii)	1.5% for each of the next ten Years of Service, plus

(iv)	1% for each Year of Service in excess of thirty (30).

(b) Less:

(i)	the SIAC Participant’s normal retirement benefit (or, if applicable, deferred retirement benefit) payable as a single life annuity, before adjustment for any pre-retirement joint and survivor coverage, received from the Basic Plan and any Affiliate Plan based on Years of Service before March 31, 2006 included in the determination of the benefit calculated in the preceding subparagraph; and

(ii)	the SIAC Participant’s Primary Social Security retirement benefit payable at age 65 or, if applicable, his Deferred Retirement Date, as determined by the Administrator, based on the Social Security law in effect in the 2006 calendar year, and assuming no future earnings, indexing, or cost of living adjustments after March 31, 2006.

(c) The remainder resulting from the subtraction in the preceding subparagraph shall be the SIAC Participant’s annual Plan benefit at his Normal or Deferred Retirement Date payable in the form of a single life annuity prior to conversion to the Standard Form.

Notwithstanding the foregoing, the benefit of a Historic SIAC Participant shall not be less than his Historic Benefit, as described in Section 1 of Part II of the Appendix to Part B, but only if the SIAC Participant has satisfied the conditions for a Historic Benefit as described in the Appendix to Part B.

The benefit in subparagraph (b)(i) is calculated assuming the SIAC Participant’s benefit under the Retirement Plan or Affiliate Plan commences at the later of the SIAC Participant’s Termination of Employment or age 55 and is not dependent on when the SIAC Participant elects to receive benefits under the Retirement Plan or Affiliate Plan.

3.2 Payment of Benefits. Benefits shall be paid as described in Article 8.

ARTICLE 4

EARLY RETIREMENT INCOME

4.1 Entitlement to Early Retirement Benefit. A SIAC Participant shall be entitled to a benefit determined under this Article 4 if, upon his Termination of Employment prior to the SIAC Participant’s Normal Retirement Date, the SIAC Participant has completed at least ten Years of Service or completed at least three Years of SERP Participation and reached at least age 55. Such benefit shall be paid as provided in Article 8. In no event shall benefits described in this Article 4 commence before the SIAC Participant has attained age 55.

4.2 Amount of Early Retirement Benefit. A SIAC Participant who retires under Section 4.1 shall receive a benefit calculated as follows:

(a) the benefit determined under Section 3.1(a);

(b) Multiplied by: a percentage equal to 1 (one) minus the product of .04 times the number of years, including fractions of years, elapsing between the date his benefit commences and age 60;

(c) Less: the SIAC Participant’s benefit available as a single life annuity, before adjustment for any pre-retirement joint and survivor coverage as established under the Retirement Plan, and any Affiliate Plan based on Years of Service before March 31, 2006 included in the determination of the benefit calculated in subparagraph (a) above as of the date the SIAC Participant’s benefit commences, assuming the SIAC Participant’s benefits under these plans commenced on the same date as the SIAC Participant’s benefit under this Plan; provided, however, for purposes of this Section 4.2(c), the benefit under the Retirement Plan or Affiliate Plan will be increased or reduced using the Retirement Plan’s or Affiliate Plan’s factors to reflect the assumed date of benefit commencement; and further, provided, that the actual value of any additional benefit realized under the Retirement Plan or any Affiliate Plan as a result of a Participant’s participation in the 2008 VRIP shall not be included in the reduction calculation contemplated herein;”

(d) Less: an amount estimated to be equal to the Primary Social Security retirement benefit for which the SIAC Participant is eligible at age 62 (or later age, if applicable), as determined by the Administrator, based on the law in effect on the date the SIAC Participant’s benefit commences, assuming that there will be no future earnings. Such reduction shall commence at age 62 if the Participant incurs a Termination of Employment prior to age 62, or if a Participant incurs a Termination of Employment after age 62, on the Participant’s Termination of Employment.

(e) The remainder resulting from the subtraction in the preceding paragraphs shall be the SIAC Participant’s annual Plan benefit upon his early retirement payable in the form of a single life annuity prior to conversion to the Standard Form.

Notwithstanding the foregoing, the benefit of a Historic SIAC Participant shall not be less than his Historic Benefit, as described in Section 2 of Part II of the Appendix to Part B of the Plan, but only if the SIAC Participant has satisfied the conditions for a Historic Benefit as described in Section 3 of Part II of the Appendix to Part B; provided that, notwithstanding anything contained herein to the contrary, age and Years of Service for purposes of determining whether the conditions of Section 3 of Part II of the Appendix to Part B have been satisfied shall include any age and service credit received under the 2008 VRIP.

The benefit in subparagraph (c) is calculated assuming the SIAC Participant’s benefit under the Retirement Plan or Affiliate Plan commences at the later of age 55 or the SIAC Participant’s Termination of Employment and is not dependent on when the SIAC Participant elects to receive benefits under the Retirement Plan or Affiliate Plan.

ARTICLE 5

ACCRUAL OF BENEFITS DURING DISABILITY

5.1 Service.

A SIAC Participant whose employment with the Employer terminates as a result of a Total Disability shall continue to accrue Years of Service and Years of SERP Participation under the Plan for benefit accrual and vesting purposes from the onset of the Total Disability until his Normal Retirement Date or until such SIAC Participant’s death or cessation of Total Disability, whichever shall first occur, but in no event later than March 31, 2006. Notwithstanding any of the foregoing, no SIAC Participant who has a Total Disability shall accrue a benefit hereunder after March 31, 2006, but may accrue Years of Service and Years of SERP Participation for vesting purposes to the extent provided above.

5.2 Compensation.

Such SIAC Participant’s Final Average Compensation shall not be less than (a) the total base salary paid by the Employer to such SIAC Participant or deferred by such SIAC Participant during the twelve months preceding such SIAC Participant’s Total Disability, plus, (b) in the case of a SIAC Participant who at any time during his employment with the Employer held the office of Senior Vice President (or a higher office), two-thirds of the average of the annual Incentive Awards paid by the Employer to such SIAC Participant or deferred by such SIAC Participant during the last five annual periods preceding such SIAC Participant’s Total Disability; provided that the amount of any annual Incentive Award included in computing Final Average Compensation shall not exceed the SIAC Participant’s base salary for the applicable annual period. Notwithstanding the foregoing, for purposes of computing Final Average Compensation for a SIAC Participant with a Total Disability, only the five highest Incentive Awards paid consecutively in the five annual periods preceding such SIAC Participant’s Total Disability shall be taken into account. For purposes of this Article V, the phrase “five annual periods” means (i) the sixty consecutive month period immediately preceding the SIAC Participant’s Total Disability or (ii) the last five consecutive full calendar years preceding the SIAC Participant’s Total Disability, whichever period results in the higher benefit. Notwithstanding the foregoing, the Final Average Compensation of a SIAC Participant who is accruing a benefit hereunder as of March 31, 2006 shall be determined as of such date and shall not increase thereafter.

ARTICLE 6

DEATH BENEFITS

6.1 Non-Vested Death Benefit. If a SIAC Participant dies while actively employed by the Employer or on Total Disability prior to having satisfied the vesting requirements of Section 7,1, his Beneficiary shall be entitled to the Non-Vested Death Benefit which shall initially be calculated as a single sum amount, but which shall be payable in the Standard Form commencing on the first day of the month following the later of the date the SIAC Participant would have attained age 55 or the date of death. Such single sum amount shall be equal to (a) 24 times such SIAC Participant’s monthly base salary rate at March 31, 2006 (without regard to any salary reduction agreement in effect for the SIAC Participant on the date of death under any plan maintained by the Employer), plus, (b)(i) in the case of a SIAC Participant who at any time during his employment with the Employer held the office of Senior Vice President, the amount of the annual Incentive Award paid by the Employer to such SIAC Participant or deferred by such SIAC Participant, if any, within the twelve calendar months prior to March 31, 2006 or (ii) in the case of a SIAC Participant who at any time during his employment with the Employer held the office of Executive Vice President or higher office, twice the amount of the annual Incentive Award paid by the Employer to such SIAC Participant or deferred by such SIAC Participant, if any, within the twelve calendar months prior to March 31, 2006. This benefit will be reduced by the Actuarial Equivalent value of any death benefit payable to such Beneficiary from the Part B of the Retirement Plan and any Affiliate Plan (or which would be payable to such Beneficiary if such Beneficiary were named as the SIAC Participant’s beneficiary under the Retirement Plan and/or Affiliate Plan), with respect to the period of Service prior to March 31, 2006, other than any death benefit payable from the Retirement Plan on account of election of the Survivor Income Option under the Employer’s Welfare Plan.

6.2 Vested Death Benefit. If a SIAC Participant dies while actively employed by the Employer at or after completing at least ten Years of Service, or after age 55 and after completing at least three Years of SERP Participation, or at or after attaining age 65, or, alternatively, after age 65 while on Total Disability, the SIAC Participant’s Beneficiary shall be entitled to a Vested Death Benefit which shall be paid in the Standard Form commencing on the first day of the month following the later of the date the SIAC Participant would have attained age 55 or month of death, equal to the following:

(a) the amount calculated under Section 3.1(a) based on Years of Service to March 31, 2006; minus

(b) any death benefit payable to the spouse under the Retirement Plan and any Affiliate Plan based on Years of Service included in the determination of the benefit calculated in Section 6.2(a) above; provided, however, in no event will the Vested Death Benefit payable from this Plan be reduced by any benefits payable on account of participation in the Survivor Income Option under the Employer’s Welfare Plan; minus

(c) the SIAC Participant’s estimated Primary Social Security retirement benefit payable at age 65 (or, if later, at the SIAC Participant’s death) based on the law in effect on the date of death and an assumption that there will be no future earnings.

For this purpose, the Standard Form shall be calculated reflecting the SIAC Participant’s life expectancy and using as the date benefits commence the later of age 55 or the SIAC Participant’s age at the date of his death.

In no event will the Standard Form of payment of the Vested Death Benefit payable to any Beneficiary be less than the Standard Form payable as the Non-Vested Death Benefit under Section 6.1.

6.3 Death After Termination But Prior to Commencement of Benefits. If a terminated SIAC Participant dies after satisfying the vesting requirements of the Plan but prior to the date his benefit commences, his Beneficiary shall be entitled to a Vested Death Benefit payable in the Standard Form determined under Section 6.2 based on the SIAC Participant’s Years of Service as of the date of Termination of Employment or, if earlier, March 31, 2006, commencing on the first day of the month following the later of the date the SIAC Participant would have attained age 55 or the date of the SIAC Participant’s death.

6.4 Death After Commencement of Benefits. If a SIAC Participant dies after the commencement of benefits, but prior to the payment of ten installments, the unpaid installments shall continue to be paid annually to his Beneficiary until, in total, ten annual installments have been paid. However, if the SIAC Participant made an election pursuant to Section 8.3(a), a benefit shall be payable upon the SIAC Participant’s death after commencement of benefits only in accordance with the terms of the distribution option elected by the SIAC Participant pursuant to such Section.

6.5 Change in Beneficiary Designation. A SIAC Participant may change a Beneficiary designation without the consent of any person at any time prior to the SIAC Participant’s death, provided such revised Beneficiary designation is made on the appropriate form provided by the Administrator and is filed with the Administrator (in accordance with procedures established by the Administrator) prior to such SIAC Participant’s death.

6.6 Absence of a Designated Beneficiary. In the absence of an effective Beneficiary designation, the Non-Vested Death Benefit or Vested Death Benefit, as the case may be, in respect of the SIAC Participant shall be paid annually to his estate until, in total (including all payments made prior to death), ten annual installments have been paid.

ARTICLE 7

VESTING OF BENEFITS

7.1 Conditions for Vesting. A SIAC Participant shall be 100% vested in a benefit payable pursuant to Article 3 or 4, provided that, as of his Termination of Employment, he has completed at least ten Years of Service or, alternatively, attained at least age 55 and completed at least three Years of SERP Participation while an employee of an Employer or, prior to March 31, 2006, an Affiliated Organization. In addition, a SIAC Participant shall be 100% vested in a benefit payable pursuant to Article 3 upon attainment of age 65 while in the service of the Employer, or attainment of age 65 while Totally Disabled (provided the SIAC Participant has been Totally Disabled continuously from his Termination of Employment).

Notwithstanding the foregoing, a Historic SIAC Participant shall vest in his Historic Benefit in accordance with Section 3 of Part II of the Appendix to Part B.

7.2 Payment of Vested Benefit. A SIAC Participant, who has satisfied the vesting requirements of Section 7.1 shall be entitled to a benefit following his Termination of Employment, but not earlier than the attainment of age 55. Such benefit shall be paid as provided in Article 8.

7.3 Non-vested Termination of Employment. Except as otherwise provided in the Appendix to Part B with respect to an Historic Benefit, if a SIAC Participant has a Termination of Employment for a reason other than Total Disability, retirement on or after Normal Retirement Date, before completing at least ten Years of Service or reaching age 55, and completing at least three Years of SERP Participation, he shall not receive any benefits under Part B of the Plan.

7.4 Determination of Vested Benefit. Except as otherwise provided in the Appendix to Part B with respect to an Historic Benefit, for the purpose of determining the Plan benefit in which a SIAC Participant vests pursuant to this Article 7, the SIAC Participant’s Plan benefit shall be determined on the basis of his Final Average Compensation and Years of Service at his date of Termination of Employment or, if earlier, March 31, 2006. Except as otherwise provided in the Appendix to Part B with respect to a Historic Benefit, in the event that payment commences prior to the SIAC Participant’s attainment of age 60, the benefit otherwise payable at age 60 will be reduced in accordance with Section 4.2.

7.5 Reemployment. If a former SIAC Participant again becomes reemployed by the Employer, his benefits shall continue to be paid during such reemployment (or shall commence at such time that his retirement benefits shall otherwise commence without regard to the SIAC Participant’s reemployment).

ARTICLE 8

BENEFIT COMMENCEMENT AND FORM OF PAYMENT

8.1 Commencement Date.

(a) Except as provided in this Section 8.1 and Section 8.3, benefits payable to a SIAC Participant shall commence to be paid on the first day of the month coinciding with or first following the applicable date specified below:

(i) with respect to a retirement benefit payable under Article 3, the SIAC Participant’s Normal or Deferred Retirement Date; or

(ii) with respect to an early retirement benefit payable under Article 4, the date of the SIAC Participant’s Termination of Employment prior to his Normal Retirement Date after the SIAC Participant has satisfied the conditions to be entitled to a benefit under Section 4.1 and reached at least age 55, or

(iii) with respect to a vested benefit payable under Section 7.1, the later of the applicable vesting date specified in Section 7.1 or the date the SIAC Participant attains age 55.

In no event shall distribution of a Participant’s benefits commence prior to his Termination of Employment.

(b) In the case of a SIAC Participant who is a Specified Employee and incurs a Termination of Employment on or after November 1, 2006, unless the termination is due to death or Total Disability, distribution of his benefits shall commence on the later of (i) the first day of the calendar month which is at least six (6) calendar months after such Termination of Employment or (ii) the otherwise applicable date determined pursuant to the foregoing provisions of Section 8.1(a), or pursuant to Section 8.3. If distribution of a Participant’s benefit is delayed for six (6) calendar months in accordance with the foregoing, each payment which would have been made earlier under the provisions of the Plan shall be paid at the six month date and increased with interest (at the rate described in Section 1.1 of the Plan) to the deferred distribution date.

(c) With respect to a SIAC Participant who has been an officer of the Employer subject to a six-month delay in the commencement of his benefits under the Plan, but is not a Specified Employee at his Termination of Employment, the amendments made by Section 8.1(b) shall not cause an amount to be paid in 2008 that would not otherwise be payable in 2008 prior to the amendments made by Section 8.1(b).

8.2 Form of Payment. Except as provided in Section 8.3, benefits payable to a SIAC Participant pursuant to Article 3, Article 4 or Section 8.1 shall be paid in the Standard Form.

8.3 Election by Grandfathered SIAC Participants. Notwithstanding Section 8.1 or Section 8.2, each Grandfathered SIAC Participant shall be given an irrevocable election, in accordance with procedures established by the Administrator, to:

(a) Have the form of payment and the time of payment of his benefit determined in accordance with the last election made prior to May 19, 2005 by such Grandfathered SIAC Participant in accordance with the terms of the Prior SIAC SERP, or

(b) Have the form and time of payment of his benefit determined in accordance with the terms of Part B of the Plan as restated herein and as it may subsequently be amended.

Provided, however, that if the Grandfathered SIAC Participant terminates employment prior to having an election made pursuant to Section 8.3(a) in effect for at least twelve (12) months, such election shall be null and void, and such Grandfathered SIAC Participant’s benefit shall be paid pursuant to Section 8.3(b).

APPENDIX TO PART B

HISTORIC BENEFIT

I. DEFINITIONS

Solely for purposes of this Appendix to Part B to the Plan, the following definitions apply:

1. “Compensation” shall mean (a) base salary paid to a SIAC Participant or deferred by the SIAC Participant during such period; plus (b) in the case of a SIAC Participant who at any time during his employment with the Employer was or is a Senior Vice President of the Employer, an amount equal to one-half of the amount of any annual Incentive Awards paid to or deferred by the SIAC Participant for such period of time; and plus (c) in the case of a SIAC Participant who at any time during his employment with the Employer held the office of Executive Vice President or a higher office, an amount equal to the amount of any annual Incentive Awards paid to or deferred by the SIAC Participant for such period of time.

2. “Final Average Annual Compensation” shall mean the three-year average of the total Compensation of a SIAC Participant paid or deferred during (a) the thirty-six consecutive month period ending on the SIAC Participant’s Termination of Employment, or (b) the three consecutive full calendar years in the Determination Period for which the total Compensation of such SIAC Participant is greatest, whichever of (a) or (b) is the period for which such total Compensation of such SIAC Participant is greater, subject to the provisions of Article 5 of Part B. Notwithstanding the foregoing, in computing Final Average Annual Compensation pursuant to (a) above, only the three highest Incentive Awards paid consecutively in such thirty-six month period shall be taken into account.

3. “Years of Service” shall mean, for purposes of Sections 1 and 2 of Part II of this Appendix to Part B, the Historic SIAC Participant’s Years of Service computed under the Prior SIAC SERP as of May 18, 2005.

II. HISTORIC BENEFIT OF HISTORIC SIAC PARTICIPANTS

1. Normal Retirement Date or Deferred Retirement Date. Subject to Section 3 of Part II of this Appendix to Part B, a Historic SIAC Participant’s Historic Benefit commencing on his Normal Retirement Date or Deferred Retirement Date shall be an annual amount equal to the Historic SIAC Participant’s benefit computed under Sections 4.1(a) and (b) of the Prior SIAC SERP using Years of Service, Compensation and Final Average Compensation as defined in Appendix A to the Prior SIAC SERP as of May 18, 2005 and assuming, for purposes of the computation, that such Historic SIAC Participant incurred a Termination of Employment on May 18, 2005.

2. Early Retirement Date. Subject to Section 3 of Part II of this Appendix to Part B, a Historic SIAC Participant’s Historic Benefit commencing on his Early Retirement Date shall be an annual amount equal to an amount computed under Sections 5.2(a)-(d) of the Prior SIAC SERP using Years of Service, Compensation and Final Average Compensation as defined in Appendix A to the Prior SIAC SERP as of May 18, 2005 with the following further modifications and assumptions:

(a) that the Historic SIAC Participant incurred a Termination of Employment on May 18, 2005;

(b) applying the reduction factors described in Sections 5.2(b) and (c) as of such Historic SIAC Participant’s actual benefit commencement date; and

(c) in determining the offset pursuant to Section 5.2(d), using the Social Security law in effect on May 18, 2005.

3. Pre-Conditions for Historic Benefit. Notwithstanding any other provision in the Plan to the contrary, a Historic SIAC Participant shall not be eligible for a Historic Benefit unless such Historic SIAC Participant satisfies the requirements for a vested benefit in accordance with Section 8.1 of the Prior SIAC SERP as of his actual Termination of Employment.

PART C

PROVISIONS APPLICABLE TO AMEX PARTICIPANTS

The following provisions of Part C of the Plan apply to Amex Participants, as defined in Part C of the Plan. Unless otherwise indicated, all Section references in Part C of the Plan are references to the relevant sections of Part C. Defined terms shall have the meaning ascribed in Part A of the Plan to the extent such terms are not defined in this Part C of the Plan.

ARTICLE 1

DEFINITIONS

As used in the Plan the following definitions shall apply:

1.1 “Accrued Benefit.” The Amex Participant’s earned benefit under this Plan, as computed in accordance with the Plan.

1.2 “Actuarial Equivalent.” For purposes of determining the amount of any lump sum payment under the Plan, actuarial equivalence shall be determined using the applicable mortality table specified in Code Section 417(e)(3) and the annual interest rate on 30-year Treasury securities specified by the Commissioner for the third calendar month preceding the first day of the Plan Year during which payment of the Accrued Benefit will be made.

1.3 “Amex Participant.” An Employee covered under Part C of the Plan.

1.4 “Amex Prior Plans.” The Amex Prior Plans as defined in Section 3.3(a).

1.5 “Amex SERP.” The American Stock Exchange LLC Supplemental Executive Retirement Plan.

1.6 “Cause.” For purposes of this Plan, the Company shall have “Cause” to terminate the Amex Participant’s employment upon (i) the willful and continued failure by the Amex Participant to substantially perform the Amex Participant’s duties with the Company (other than any such failure resulting from the Amex Participant’s incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the Amex Participant by the Board which specifically identifies the manner in which the Board believes that the Amex Participant has not substantially performed the Amex Participant’s duties, or (ii) the willful engaging by the Amex Participant in gross misconduct materially and demonstrably injurious to the Company. For purposes of this definition, no act, or failure to act, on the Amex Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Amex Participant not in good faith and without reasonable belief that the Amex Participant’s action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Amex Participant’s employment shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Amex Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Amex Participant and an opportunity for the Amex Participant, together with the Amex Participant’s counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Amex Participant was guilty of conduct set forth above in clauses (i) or (ii) of this definition and specifying the particulars thereof in detail.

1.7 “Change in Control of the Company.” A “Change in Control of the Company” shall be deemed to have occurred consistent with the provisions of Section 409A of the Code and any Treasury Regulations or other guidance issued thereunder.

1.8 “Company.” American Stock Exchange LLC, its affiliates and subsidiaries, prior to October 1, 2008 and NYSE Group, Inc. on and after October 1, 2008.

1.9 “Credited Service.” The service credited to an Amex Participant as “Service” under the Retirement Plan but beginning only as of January 1, 2005, except with respect to the Pre-Retirement Death Benefit, where all Service of the Amex Participant will be taken into account, and except as with respect certain Amex Participants who are subject to Section 3.3(b) (relating to prior service with the NASD), who will be deemed to have earned Credited Service from their respective dates of hire. Credited Service after December 31, 2008 shall not be counted for purposes of determining the amount of a Participant’s Accrued Benefits or Pre-Retirement Death Benefit under this Part C of the Plan.

1.10 “Final Average Compensation.” The Amex Participant’s (i) average base pay for the sixty consecutive months of employment prior to December 31, 2008 for which his base pay was the highest plus (ii) one third ( 1/3) of the Amex Participant’s average earned incentive compensation over the last five years prior to the Amex Participant’s retirement or other Termination of Employment. (but not later than December 31, 2008). For purposes of this paragraph, the Amex Participant’s employment with a predecessor of the Company shall also be taken into account.

1.11 “Offset Amount.”

(a) For Senior Vice Presidents, the Offset Amount as of the date of payment shall equal the sum of (i) the Amex Participant’s benefit in the Retirement Plan in the form of a single life annuity as of the date of payment hereunder (including any actuarial reductions applicable under the terms of the Retirement Plan) plus (ii) the Actuarial Equivalent amount (as of the date of payment hereunder) of the Amex Participant’s Social Security Benefit at age 62 (or later, if the Amex Participant has already attained age 62).

(b) For Amex Participants with a more senior rank than Senior Vice President, the Offset Amount shall be equal to the Amex Participant’s benefit under the Retirement Plan in the form of a single life annuity as of the date of payment hereunder (including any actuarial reductions applicable under the terms of the Pension Plan).

(c) For any Amex Participant who is a Senior Vice President and who was a participant in an Amex Prior Plan, the Offset Amount described in subparagraph (a)(ii) above shall be further adjusted by multiplying it by a fraction, the numerator of which is the Amex Participant’s Credited Service taking into account only periods on and after January 1, 2005 and the denominator of which is the Amex Participant’s total Service, including any service earned prior to January 1, 2005 with any predecessor of the Company.

The benefit in subparagraph (a)(i) and (b) is calculated assuming the Participant’s benefit under Part C of the Retirement Plan commences on the date of the Participant’s Termination of Employment and is not dependent on when the Participant elects to receive benefits under the Retirement Plan.

1.12 “Retirement Plan.” Part C of the Retirement Plan on and after January 1, 2009 and the American Stock Exchange LLC Employees Retirement Plan prior to January 1, 2009.

1.13 “Service.” Service shall have the meaning ascribed thereto in Part C of the Retirement Plan and shall include Service prior to January 1, 2005. Notwithstanding anything in the previous sentence to the contrary, Service for all purposes of this Plan shall only take into account such periods of time when the Amex Participant shall actually have been a Participant in this Plan, the Amex SERP or in a predecessor thereto.

1.14 “Social Security Benefit.” The monthly amount (as determined by the Committee) that an Amex Participant would be entitled as of the earlier of the date of the Amex Participant’s Termination of Employment or December 31, 2008 (based on an assumption that the Amex Participant has no further earnings considered after the earlier of the Amex Participant’s Termination of Employment or December 31, 2008 and without regard to changes in the Social Security laws or cost of living increases in Social Security benefits after the earlier of the date of the Amex Participant’s Termination of Employment or December 31, 2008 ) under Section 402 of Title II of the Social Security Act as a monthly “old-age insurance benefit,” then in effect, on his own (and not as a Spouse or otherwise) and without any reduction or deduction (for earnings or otherwise), determined as if such benefit commenced in the first month, coinciding with or next following the commencement of the Participant’s Accrued Benefit, in which such benefit under the Social Security Act could be payable to the Participant.

ARTICLE 2

ELIGIBILITY

Participants in the Amex SERP on December 31, 2008 who have benefits under the Amex SERP which have not been fully paid shall be Amex Participants in the Plan as of the January 1, 2009. No employee became a Participant in the Amex SERP on or after October 1, 2008.

ARTICLE 3

AMOUNT OF ACCRUED BENEFIT

3.1 Calculation of Accrued Benefit.

(a) The annual Accrued Benefit payable under the Plan for an Amex Participant who is a Senior Vice President shall be an amount equal to the product of (i) four percent (4%) of Final Average Compensation multiplied by (ii) years of Credited Service, up to a maximum of fifteen (15) years of Credited Service, for a maximum Accrued Benefit of sixty percent (60%) of such Amex Participant’s Final Average Compensation; which amount shall be reduced by one-quarter of one percent (.25%) for each month by which the Amex Participant’s payment date hereunder precedes such Amex Participant’s attainment of age 62. The Offset Amount shall be subtracted from this amount to arrive at the final Accrued Benefit. If the resulting amount is a negative number, the final Accrued Benefit under this Plan shall be deemed to be zero.

(b) The annual Accrued Benefit payable under the Plan for an Amex Participant with a title more senior than Senior Vice President shall be an amount equal to the product of (i) six percent (6%) of Final Average Compensation multiplied by (ii) years of Credited Service, up to a maximum of ten (10) years of Credited Service, for a maximum Accrued Benefit of sixty percent (60%) of such Amex Participant’s Final Average Compensation; which amount shall be reduced by one-quarter of one percent (.25%) for each month by which the Amex Participant’s payment date hereunder precedes such Amex Participant’s attainment of age 62. The Offset Amount shall be subtracted from this amount to arrive at the final Accrued Benefit. If the resulting amount is a negative number, the final Accrued Benefit under this Plan shall be deemed to be zero.

(c) The maximum gross (before subtracting the Offset Amount) Accrued Benefit under this Plan of 60% of an Amex Participant’s Final Average Compensation shall be reduced for all Amex Participants by the Actuarial Equivalent of the amount payable under the Amex Prior Plans, stated as an annual benefit for the Participant’s life. The benefit in subparagraph (c) is calculated assuming the Participant’s benefits under the Amex Prior Plans commence on the Participant’s Termination of Employment and is not dependent on when the Participant elects to receive benefits under the Retirement Plan.

3.2 No Interest Created. Neither the Amex Participant nor his surviving spouse or beneficiary shall have any interest in any specific asset of the Company, including policies of insurance. The Amex Participant and his surviving spouse or beneficiary shall have only the right to receive the benefits provided under the Plan.

3.3 Prior Plans.

(a) Amex Participants who were first employed by the American Stock Exchange, Inc. (a predecessor of the Company) participated in either or both of the (i) American Stock Exchange Inc. Supplementary Retirement and Savings Plan and the (ii) American Stock Exchange Inc. Supplementary Retirement and Savings Plan – A (collectively the “Amex Prior Plans”), both of which are nonqualified executive plans, and both of which were frozen as of December 31, 2004. The Employer has kept a list of the Participants in such plans and the benefit that each such Participant had earned in the Amex Prior Plans as of December 31, 2004. No further benefits accrue to any participant in such plans as of January 1, 2005. Any amounts accrued under such plans as of December 31, 2004 shall be paid by the Company as of whatever date such payments would have been made under those plans and in whatever form payments would have been made under those plans. To the extent that such plans included an earnings component, whereby earnings on a notional nonqualified amount are added periodically to the nonqualified amount, such earnings shall continue to be added on and after January 1, 2005 and shall be subject to the terms of such Amex Prior Plans and effective October 1, 2008, any administrative procedures with respect to crediting of such earnings adopted by the NYSE.

(b) Amex Participants who were first employed by the National Association of Securities Dealers, Inc. (“NASD”) (a predecessor of the Company) shall be deemed to have participated in this Plan effective as of their respective dates of hire, notwithstanding the effective date of the Plan being January 1, 2005.

3.4 Form of Payment. The Accrued Benefit shall be paid to the Amex Participant in a single sum payment which shall be the Actuarial Equivalent of the Accrued Benefit.

3.5 Commencement of Benefits. The benefit payable to an Amex Participant under the Plan shall be paid on the first day of the month coincident with or next following his Termination of Employment, except that in the case of an Amex Participant who is a Specified Employee, payment shall not in any event be made until the first business day of the month which is at least six months after the date of his Termination of Employment (or, if earlier, (a) the date of death or (b) the later of Termination of Employment or Disability of the Amex Participant). If distribution of a Participant’s benefit is delayed for six (6) calendar months in accordance with the foregoing, the single sum payment which would have been made earlier under the provisions of the Plan shall be paid at the six month date and increased with interest (at the rate described in Section 1.2 of the Plan) to the deferred distribution date.

3.6 Vesting. The Company shall have no obligation to pay the Accrued Benefit to the Amex Participant if the Amex Participant terminates employment with the Company for any reason (i) prior to age 55, or (ii) with less than ten (10) years of Service. Additionally, no payment shall be made to an Amex Participant whose employment is terminated for Cause.

ARTICLE 4

PRE-RETIREMENT DEATH BENEFIT

If the Amex Participant dies while employed by the NYSE after attaining age 55 and completing ten (10) years of Credited Service (including service after December 31, 2008 for purposes of qualifying for a death benefit, but not for purposes of determining the amount of the death benefit), the Company will pay a death benefit to the Amex Participant’s surviving spouse or other beneficiary calculated as described herein. Such death benefit shall be in lieu of the Accrued Benefit otherwise payable under Article 3. The survivor of an Amex Participant who dies while in a higher position than a Senior Vice President shall receive an amount equal to three times the Amex Participant’s base salary at the earlier of time of his death or December 31, 2008, and the survivor of a Senior Vice President shall receive an amount equal to one-half of the Amex Participant’s base salary at the earlier of the time of his death or December 31, 2008. All death benefits payable as computed hereunder shall be payable in 120 monthly installments over a period of ten years, commencing on the first day of the month coincident with or next following the Amex Participant’s death. No benefit shall be payable under this Plan to the survivor of an Amex Participant who commits suicide.

ARTICLE 5

COVENANTS OF AMEX PARTICIPANT

By accepting payments hereunder the Amex Participant covenants that for a period of three (3) years after the Amex Participant leaves the employment of the Company, he will not engage in any activities which, in the opinion of the Company, are in competition with the Company or any of its subsidiaries without first obtaining the written consent of the Company; provided, however, that this provision shall not apply if, within five (5) years after a Change in Control of the Company, the Amex Participant’s employment with the Company is terminated by the Company without Cause.

ARTICLE 6

LOSS OF BENEFITS

If the Amex Participant fails to observe or perform any of the covenants by the Amex Participant contained herein in any material respect, the Amex Participant shall forfeit all rights which he may have to any benefits for which provision is made herein. Additionally, if the Amex Participant shall already have received all or part of his benefit from this Plan, he shall be required to repay any amounts received. The Company shall further be entitled to injunctive relief and any applicable equitable remedies in order to prevent a failure by the Amex Participant to comply with the covenants contained herein.

IN WITNESS WHEREOF, NYSE Group, Inc. has executed this amended and restated Plan, effective as of December 31, 2008, except as otherwise provided in the Plan, this 22nd day of December, 2008.

NYSE GROUP, INC.

By
Leroy M. Whitaker, Senior Vice-President